Exhibit 10.21

Agreement

Execution Version

Neutron Energy, Inc.

Facility Agreement

Neutron Energy, Inc.

RMB Australia Holdings Limited

RMB Resources Inc.

QV.1 Building 250 St Georges Terrace Perth WA 6000 Australia	Telephone +61 8 9211 7777 Facsimile +61 8 9211 7878
GPO Box U1942 Perth WA 6845 Australia	www.freehills.com DX 104 Perth

Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanoi Ho Chi Minh City Jakarta

david.walton@freehills.com
joel.rennie@freehills.com
jennifer.ledger@freehills.com

Contents

	Table of contents

	The agreement		1

	Operative part		2

1	Definitions and interpretations		2
	1.1	Definitions	2
	1.2	Interpretations	19
	1.3	Inclusive expressions	20
	1.4	Business Day	21
	1.5	Accounting Standards	21

2	Conditions precedent		21
	2.1	Conditions precedent to the Tranche 1 Funding Portion	21
	2.2	Conditions precedent to the Tranche 2 Funding Portion	23
	2.3	Conditions precedent to all Funding Portions	23
	2.4	Certified copies	24
	2.5	Benefit of conditions precedent	24

3	Commitment, purpose and availability of Facility		24
	3.1	Provision of Funding Portions	24
	3.2	Purpose	24
	3.3	Cancellation of Commitment	24
	3.4	Voluntary prepayment	25
	3.5	Mandatory prepayment	25

4	Funding and rate setting procedures		25
	4.1	Delivery of Funding Notice	25
	4.2	Requirements for a Funding Notice	26
	4.3	Irrevocability of Funding Notice	26
	4.4	Selection of Interest Periods	26
	4.5	Determination of Funding Rate	26

5	Facility		26
	5.1	Provision of Funding Portions	26
	5.2	Repayment	26
	5.3	Interest	27
	5.4	Calculation of per annum interest rate	27

6	Payments		27
	6.1	Manner of payment	27
	6.2	Payments on a Business Day	28
	6.3	Payments in gross	28
	6.4	Additional payments	28
	6.5	Taxation deduction procedures	28
	6.6	Tax Credit	28
	6.7	Tax affairs	29
	6.8	Amounts payable on demand	29
	6.9	Appropriation of payments	29
	6.10	Currency exchanges	29

1

Contents

7	Warrants		30
	7.1	Grant	30
	7.2	Top Up Warrants	30
	7.3	Issue of Warrants	30
	7.4	Exercise of Warrants	30
	7.5	Ranking of Shares and Warrants	31
	7.6	Registration under US Securities Laws	31

8	Representations and warranties		31
	8.1	General representations and warranties	31
	8.2	Project representations and warranties	34
	8.3	Survival and repetition of representations and warranties	35
	8.4	Reliance by Finance Parties	36

9	Undertakings		36
	9.1	Completion under the Cebolleta Acquisition Agreement	36
	9.2	Conduct of Project	37
	9.3	Project Covenants	37
	9.4	Environmental issues	37
	9.5	Mineral Rights	38
	9.6	Corporate and Project Budget	38
	9.7	Provision of information and reports	38
	9.8	Proper accounts	39
	9.9	Notices to the Agent	39
	9.10	Corporate existence	40
	9.11	Compliance	40
	9.12	Maintenance of capital	41
	9.13	Compliance with laws and Authorizations	41
	9.14	Payment of debts, outgoings and Taxes	41
	9.15	Project Documents	41
	9.16	Amendments to constitution	42
	9.17	Negative pledge and disposal of assets	42
	9.18	No change to business	43
	9.19	Financial accommodation and Financial Indebtedness	43
	9.20	Arm’s length transactions	43
	9.21	No Subsidiaries	43
	9.22	Restrictions on Distributions and fees	43
	9.23	Undertakings regarding Secured Property	44
	9.24	Insurance	45
	9.25	Term of undertakings	47

10	Proceeds Account		47
	10.1	Establishment of Proceeds Account	47
	10.2	Flow of funds from Proceeds Account	47

11	Events of Default		48
	11.1	Events of Default	48
	11.2	Effect of Event of Default	50
	11.3	Transaction Parties to continue to perform	51
	11.4	Enforcement	51
	11.5	Review event	51

12	Market Disruption Event		51
	12.1	Market Disruption	51

2

Contents

13	Increased costs and illegality		52
	13.1	Increased costs	52
	13.2	Illegality	53
	13.3	Reduction of Commitment	53

14	Guaranty and indemnity		53
	14.1	Guaranty	53
	14.2	Payment	53
	14.3	Securities for other money	53
	14.4	Amount of Secured Moneys	53
	14.5	Proof by Financier	54
	14.6	Avoidance of payments	54
	14.7	Indemnity for avoidance of Secured Moneys	54
	14.8	No obligation to marshal	55
	14.9	Non-exercise of the Guarantor’s rights	55
	14.10	Principal and independent obligation	55
	14.11	Suspense account	55
	14.12	Unconditional nature of obligations	56
	14.13	No competition	57
	14.14	Continuing guaranty	58
	14.15	Variation	58
	14.16	Judgments	58

15	Indemnities and Break Costs		58
	15.1	General indemnity	58
	15.2	Break Costs	59
	15.3	Continuing indemnities and evidence of Loss	59

16	Fees, Tax, costs and expenses		60
	16.1	Arrangement fee	60
	16.2	Tax	60
	16.3	Costs and expenses	60

17	Interest on overdue amounts		61
	17.1	Payment of interest	61
	17.2	Accrual of interest	61
	17.3	Rate of interest	61

18	Assignment		61
	18.1	Assignment by Transaction Party	61
	18.2	Borrower obligation in registered form	61
	18.3	Assignment by Finance Party	62
	18.4	Assist	62
	18.5	Lending Office	62
	18.6	No increase in costs	62

19	Saving provisions		62
	19.1	No merger of security	62
	19.2	Exclusion of moratorium	63
	19.3	Conflict	63
	19.4	Consents	63
	19.5	Principal obligations	63
	19.6	Non-avoidance	63
	19.7	Set-off authorised	64
	19.8	Agent’s certificates and approvals	64

3

Contents

	19.9	No reliance or other obligations and risk assumption	64
	19.10	Power of attorney	64

20	General		65
	20.1	Confidential information	65
	20.2	Transaction Party to bear cost	65
	20.3	Notices	65
	20.4	Governing law and jurisdiction	66
	20.5	Prohibition and enforceability	66
	20.6	Waivers	66
	20.7	Variation	67
	20.8	Cumulative rights	67
	20.9	Attorneys	67
	20.10	Counterparts	67
	20.11	Patriot Act	67

	Schedules

	Notice Details		69

	Securities		70

	[Officer’s certificate]/[Manager’s certificate]		71

	Funding Notice		73

	Promissory Note		74

	Warrant Certificate		76

	Guarantor Assumption Agreement		85

	Signing page		89

	Freehills owns the copyright in this document and using it without permission is strictly prohibited.

4

The agreement

Facility Agreement

Date •	April 5, 2010

Between the parties

Borrower	Neutron Energy, Inc. a company existing under the laws of Nevada, United States of America of 9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America (Borrower)

Financier	RMB Australia Holdings Limited of Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia (Financier)

Agent	RMB Resources Inc. of 7114 West Jefferson Avenue, Suite 100, Lakewood, Colorado 80235, United States of America (Agent)

Background	the Financier has agreed to provide the Facility to the Borrower on the terms of this agreement.

The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

Operative part

1                                                  Definitions and interpretations

1.1                                        Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

Accounting Standards	generally accepted accounting principles in the United States of America.

Additional Tranche 2 Warrants	1,519,684 Warrants.

Affiliate

with respect to a Person:

1                  any partner, officer, ten percent (10%) or more shareholder, manager, director, employee or managing agent of that Person or that Person’s Affiliates;

2                  any spouse, parent, siblings, children or grandchildren (by birth or adoption) of that Person; and

3                  any other Person (other than a Subsidiary):

•                  that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person;

•                  that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of that Person or any Subsidiary of that Person; or

•                  10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by that Person or a Subsidiary of that Person.

Attorney	an attorney appointed under a Transaction Document.

Authorization

1                  any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; and

2                  in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Bensing Title Reports

1                  the report entitled ‘Fee Land Title Report’ dated 15 March 2010, prepared by Bensing and Associates, Inc.;

2                  the report entitled ‘New Mexico State Lease Title Report’ dated 15 March 2010, prepared by Bensing and Associates, Inc.; and

Term	Meaning

3 the report entitled ‘Unpatented Mining Claims Title Report’ dated 15 March 2010, prepared by Bensing and Associates, Inc..

Break Costs

for any repayment or prepayment, the amount (if any) by which:

1                  the interest on the amount repaid or prepaid which the Financier should have received under this agreement (had the repayment or prepayment not occurred),

exceeds:

2                  the return which that Financier would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank,

in each case for the period from the date of repayment or prepayment until the last day of the then current Interest Period applicable to the repaid or prepaid amount.

Business Day

1                  for the purposes of clause 20.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

2                  for all other purposes, a day on which banks are open for business in Sydney, Australia and Denver, United States of America, excluding a Saturday, Sunday or public holiday.

Cebolleta Joint Venture Agreement	the agreement comprising: 1 the Cebolleta Members’ Agreement; and 2 the Limited Liability Company Operating Agreement dated as of 26 April 2007 between UEC and the Borrower.

Cebolleta Members’ Agreement	the Limited Liability Company Members’ Agreement dated as of 26 April 2007 between UEC and the Borrower.

Cebolleta Project	the project known as the Cebolleta Project located near Grants, in Cibola County, New Mexico, United States of America and the land adjoining that project which forms part of the Project Areas.

Cebolleta Lease

the Mining Lease and Agreement effective as of 6 April 2007 between La Merced del Pueblo de Cebolleta and the Borrower, as affected by the Assignment of Mining Lease and Agreement dated 27 April 2007 between the Borrower and CRL.

Cebolleta Acquisition Agreement

the agreement comprising:

1                  the Option Agreement dated as of 5 November 2009 between UEC and the Borrower; and

2                  the First Amendment of Option Agreement dated as of 29 December 2009 between UEC and the Borrower.

Term	Meaning

Cebolleta Securities	the securities described in paragraph 2 of Schedule 2.

Change in Law

any present or future law, regulation, treaty, order or official directive or request (which, if not having the force of law, would be complied with by a responsible financial institution) which:

1                  commences, is introduced, or changes, after the date of this agreement; and

2                  does not relate to a change in the effective rate at which Tax is imposed on the overall net income of a Finance Party.

Collateral Security

any present or future Encumbrance, Surety Obligation or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys, including any further security granted under clause 9.23(b).

Commitment	the Tranche 1 Commitment and the Tranche 2 Commitment.

Contamination	in respect of a property, the presence of Pollutants: 1 in, on or under the property; or 2 in the ambient air and emanating from the property.

Contested Tax	a Tax payable by a Transaction Party where the Transaction Party is contesting its liability to pay that Tax, and has reasonable grounds to do so.

Control

of a Person, includes the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly, to do any of the following:

1                  to control 50% or more of the total votes which might be cast at a general meeting of that Person;

2                  to elect or appoint a majority of the board of directors or other governing body of that Person; or

3                  to direct or cause the direction of the management and policies of that company whether by means of trusts, agreements, arrangements, understandings, the ownership of any interest in shares or stock of that company or otherwise.

Corporate and Project Budget

the document comprising:

1                  the consolidated cashflow budget for the Neutron Group for a 12 month period; and

2                  the financial budget for the Projects over a 12 month period, which must be consistent and not conflict with the consolidated cashflow budget for the Neutron Group as described in item 1 above, to be initially provided

Term	Meaning

in accordance with clause 2.1(c) and then provided in an updated form under clauses 9.6 and 9.7(c).

CRL

Cibola Resources LLC, a limited liability company existing under the laws of Delaware, United States of America of 9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America.

Default	1 an Event of Default; or 2 a Potential Event of Default.

Dispose

in relation to any asset, property or right, means to sell, transfer, assign, surrender, convey, lease, licence, discount, lend, farm-out or otherwise dispose of any interest in the asset, property or right.

Distribution	any dividend, distribution or other amount declared or paid by a Transaction Party on any Marketable Securities issued by it.

Documents	the Transaction Documents and the Project Documents.

Encumbrance

as applied to the property of any Person:

1                  any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, capital lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of that Person or upon the income and profits therefrom, whether that interest is based on the common law, statute or contract;

2                  any arrangement, express or implied, under which any property of that Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Financial Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of that Person; and

3                  the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code of any state or its equivalent in any jurisdiction.

Environmental Approvals	all consents, approvals, licences or other Authorizations of any kind required by Environmental Law.

Environmental Bonding

the environmental bonding instruments or cash bonds which have been posted with the States of New Mexico and Arizona pursuant to:

•                  New Mexico Exploration Permit Nos. MKO32ER, MKO28EM and MKO13EM; and

•                  Arizona Exploration Permit No. 08-1087058,

in an aggregate amount of US$210,300.

Term	Meaning

Environmental Law

any law of the United States of America or the State of New Mexico that relates to the protection of the environment or health and safety or manages Pollutants, including laws concerning land use or the rehabilitation of any land, development, Contamination, conservation of natural or cultural resources and resource allocation (including any law of the United States of America or the State of New Mexico relating to the exploration for, and development or exploitation of, any natural resource).

Environmental Liability

any actual or potential Loss incurred or which may be incurred in connection with:

1                  the investigation or remediation;

2                  a claim by any third party;

3                  any action, order, declaration or notice by a Government Agency under an Environmental Law; or

4                  any agreement between a Transaction Party and any:

•                  owner or occupier of land; or

•                  Government Agency,

of or in respect of Contamination of a Project or any Project Area.

Equity Capital Raising	any equity capital raising undertaken by the Borrower through the issue of Shares.

Event of Default	any event specified in clause 11.1.

Excluded Tax

a Tax imposed by any jurisdiction on the net income of a Finance Party but not a Tax:

1                  calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Finance Party under a Transaction Document or any other document referred to in a Transaction Document; or

2                  imposed as a result of a Finance Party being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or any transaction contemplated by a Transaction Document.

Exercise Price	the lesser of: 1 US$1.75; and 2 the lowest price of any Shares issued in connection with any Equity Capital Raising undertaken by the Borrower prior to the expiration of the Warrants.

Expiry Date	the date which is 48 months after a Warrant is issued to the Financier or the Financier’s nominee under this agreement.

Term	Meaning

Facility	the Tranche 1 Facility and the Tranche 2 Facility, as applicable, and Facilities means both of them.

Finance Party	each of the Agent and the Financier and Finance Parties means both of them.

Financial Indebtedness

any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

1                  bill, bond, debenture, note or similar instrument;

2                  acceptance, endorsement or discounting arrangement;

3                  Surety Obligation;

4                  finance or capital Lease;

5                  agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

6                  obligation to deliver goods or provide services paid for in advance by any financier;

7                  agreement for the payment of capital or premium on the redemption of any preference shares; or

8                  Hedging Agreements,

and irrespective of whether the debt or liability:

9                  is present or future;

10            is actual, prospective, contingent or otherwise;

11            is at any time ascertained or unascertained;

12            is owed or incurred alone or severally or jointly or both with any other person; or

13            comprises any combination of the above.

Financial Report

in relation to an entity, the following financial statements and information in relation to the entity (or the equivalent financial statements or information in the jurisdiction of the entity), prepared for its financial quarter, financial half-year or financial year:

1                  a statement of financial performance;

2                  a statement of financial position; and

3                  a statement of cashflows.

Force Majeure Event

1                  an act of God;

2                  war, revolution, an act of terrorism, or any other unlawful act against public order or authority;

3                  a restraint by a Government Agency; and

4                  any other event which a reasonable person could not foresee or reasonably make provision for or insure against,

which wholly or partially prevents, hinders, obstructs, delays or interferes

Term	Meaning

with the development or operation of a Project.

Funding Date	the date on which a Funding Portion is provided, or is to be provided, to the Borrower under this agreement.

Funding Notice	a notice given under clause 4.1.

Funding Portion	a Tranche 1 Funding Portion or a Tranche 2 Funding Portion.

Funding Rate	in respect of an Interest Period, the aggregate of: 1 LIBOR for that Interest Period; and 2 the Margin.

Good Industry Practice

in respect of a Project, the degree of care and skill, diligence, prudence (financial and operational), foresight and operating practice which would reasonably and ordinarily be expected from a skilled operator engaged in the same type of undertaking as that Project under the same or similar circumstances.

Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Guarantor	CRL, upon delivery of the Guarantee Assumption Agreement to the Agent as contemplated by clause 9.1(a).

Guarantee Assumption Agreement	an agreement in the form of Schedule 7.

Hedging Agreement

each interest rate transaction, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, commodity forward sale, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement entered into by a Transaction Party, including any master agreement and any transaction or confirmation under it.

Initial Tranche 2 Warrants	1,623,173 Warrants.

Initial Transaction Costs	1 all Taxes and registration fees payable on or with respect to the Transaction Documents; 2 the legal fees in relation to the preparation, negotiation and completion

Term	Meaning

of the Transaction Documents and all related matters; and

3                  all other fees, costs and expenses (including travel costs, fees payable to any independent technical expert and other disbursements) of the Finance Parties.

Interest Payment Date	the last day of each Interest Period.

Interest Period	a period selected or determined under clause 4.4.

IPO

any transaction in which Shares are sold or issued to investors and, in connection with that sale or issue, are admitted to trading on a regulated market or other stock exchange, such as the New York Stock Exchange Amex, the Toronto Stock Exchange or the TSX Venture Exchange.

Juan Tafoya and Ambrosia Lake Leases

1                  the Uranium Mining Lease and Agreement dated as of 12 October 2006 between Juan Tafoya Land Corporation and the Borrower;

2                  the Mineral Lease Agreement dated as of 1 February 2006 between Enerdyne Endy Claims LLC and the Borrower; 3 the Mineral Lease Agreement dated as of

3                  January 2008 between Enerdyne Endy Claims LLC and the Borrower; and

4                  the Mineral Lease Agreement dated as of 1 June 2006 between James A. Bonner and Julianne K. Bonner and the Borrower.

Juan Tafoya Project	the project known as Juan Tafoya Project, located in McKinley and Sandoval Counties, New Mexico, United States of America and the lands adjoining the project which forms part of the Project Areas.

Key Mining Claims

1                  the patented and unpatented mining claims, fee and leased land, and other interests in land set out in the Cebolleta Lease and each Juan Tafoya and Ambrosia Lake Lease;

2                  any other mining claim or right owned by the Transaction Parties which the Agent reasonably designates by notice to the Borrower to be a ‘Key Mining Claim’;

3                  any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the land and interests in land listed in the Cebolleta Lease and each Juan Tafoya and Ambrosia Lake Lease (whether extending over the same or a greater or lesser area);

4                  any present or future interest from time to time held by or on behalf of the Borrower or CRL in any other present or future mining claim or right which forms part of, is used in connection with or relates in any way to the land and interests in land listed in the Cebolleta Lease and each Juan Tafoya and Ambrosia Lake Lease; and

5                  any present or future application for or interest in any of the above, which confers or which, when granted, will confer the same or similar rights.

Term	Meaning

Lease	a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner.

Lending Office	in respect of a Finance Party, the office of that Finance Party set out opposite its name in Schedule 1 or any other office notified by a Finance Party under this agreement.

LIBOR

in relation to an Interest Period for a Funding Portion, the rate per cent per annum determined by the Agent to be:

1                  the average of the rates quoted on the LIBOR Page as being the rate per annum at which United States Dollar deposits are offered for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, eliminating the highest and lowest rates and rounding up the resultant figure to 4 decimal places;

2                  where 2 or fewer rates are quoted for the relevant period on the LIBOR Page at the relevant time, the average of the rates notified to the Agent by each Reference Bank to be the rate per annum at which United States Dollar deposits are offered to that Reference Bank for a period equivalent to the Interest Period at about 11.00 am (London time) on the Value Date, rounding up the resultant figure to 4 decimal places; or

3                  if LIBOR cannot be determined in accordance with paragraphs 1 or 2 of this definition, the rate most nearly approximating the rate that would otherwise have been calculated by the Agent in accordance with paragraphs 1 or 2 having regard to comparable indices then available in the financial markets.

LIBOR Business Day	a day on which banks are open for business in London and New York excluding a Saturday, Sunday or public holiday.

LIBOR Page

the Bloomberg Screen BTMM, being the page on which the British Bankers’ Association Interest Settlement Rate for US Dollars is displayed, or any other Bloomberg page which may replace it for the purpose of displaying offered rates for United States Dollar deposits.

Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.

Margin	7% per annum.

Marketable Securities

1                  debentures, stocks, shares or bonds of any government, of any local Government Agency, or of any body corporate, association or society, and includes any right or option in respect of shares in any body corporate;

2                  any unit (whatever called) in a trust estate which represents a legal or beneficial interest in any of the income or assets of a trust estate and includes, but is not limited to, any option to acquire any unit as

Term	Meaning

described in this paragraph 2; 3 any option or right in respect of an unissued share; 4 any convertible note; and 5 any instrument or security which is a combination of any of the above.

Market Disruption Event	any event specified in clause 12.

Material Adverse Effect

a material adverse effect on:

1      any Transaction Party’s ability to perform any of its obligations under any Transaction Document;

2      the rights of the Finance Parties under, or the enforceability of, a Transaction Document; or

3      the assets, business or operations of any Transaction Party (including a Project and the Project Assets).

Material Agreement

an agreement:

1      to which a Transaction Party is a party; and

2      that is, in the opinion of the Agent, material to the development of a Project, notice of that opinion to be given to the Borrower by the Agent, other than:

3      an employment agreement which relates to the Borrower; or

4      an agreement in respect of any Equity Capital Raising.

Maximum Percentage Financier Interest

at all relevant times, a 5 per cent. interest in the Borrower, calculated as follows:

A = B / (C + D)

Where:

‘A’          is the percentage interest in the Borrower;

‘B’          is the total number of Warrants and Shares held by the Financier;

‘C’          is the total number of Shares; and

‘D’          is the total number of Warrants held by the Financier.

Mineral Rights

1      all of the patented and unpatented mining claims, fee and leased lands, and other interests in lands, which are held by the Borrower and CRL and described in the Securities;

2      all entitlements of the Borrower and CRL under the provisions of the Mining Law to conduct exploration or mining activities in any part of any Project Area;

3      any present or future interest from time to time held by or on behalf of the Borrower and CRL in any present or future right, lease, licence, patented or unpatented mining claim, permit, plan of operations or other authority which confers or may confer a right to prospect or explore for

Term	Meaning

or mine any metals or minerals in any part of any Project Area;

4      any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral rights described above (whether extending over the same or a greater or lesser area); and

5      any present or future application for or an interest in any of the above which confers or which, when operated, will confer the same or similar rights in relation to a Project.

Mining Law

any law, including the relevant laws of United States of America, New Mexico or otherwise, whether or not deriving from statute, concerning the acquisition by any allowed means of interests in public lands or private lands for the purpose of conducting mining exploration, mine development, mining operations, reclamation and related operations on that land, together with the rights necessary to conduct those activities, including but not limited to laws relating to public land use, development, conservation of natural or cultural resources and resource allocation and includes any laws concerning permits, licences and authorizations required to be received before conducting any of those activities and includes any and all rules, regulations or ordinances promulgated under or in respect of those laws.

Neutron Group	the Borrower and its Subsidiaries, and any company which becomes a Subsidiary of the Borrower after the date of this agreement and Neutron Group means any one of them.

Net Proceeds

in respect of any Equity Capital Raising, are the gross proceeds of the Equity Capital Raising less any reasonable costs, expenses and taxes incurred or payable by the Borrower in respect of the Equity Capital Raising.

Officer

1      in relation to a corporation Transaction Party, a director, secretary, chief executive officer, chief financial officer, president or vice president or a person notified to be an authorised officer, of the Transaction Party;

2      in relation to a limited liability company Transaction Party, the manager of that Transaction Party or a person notified to be an authorised officer of that Transaction Party; or

3      in relation to a Finance Party, a director, secretary or any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Finance Party to act as its authorised officer for the purposes of this agreement.

Overdue Margin	2% per annum.

Overdue Rate

the aggregate of:

1      the Overdue Margin;

2      the Margin; and

3      LIBOR on the relevant date on which the Overdue Rate is calculated under clause 17, as determined by the Agent in accordance with the definition of LIBOR in this clause 1.1 except that in making the

Term	Meaning

determination all references in that definition to:

•                  ‘Interest Period’ are references to a period of 30 days;

•                  ‘Value Date’ are to the relevant date on which the Overdue Rate is calculated under clause 17; and

•                  ‘Funding Portion’ are to the relevant overdue amount.

Patriot Act

the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law on October 26, 2001, as amended from time to time.

Payment Currency	the currency in which any payment is actually made.

Permitted Encumbrance

1      a lien created by operation of law securing an obligation that is not yet due;

2      a lien for the unpaid balance of purchase money under an instalment contract entered into in the ordinary course of business;

3      a lien for the unpaid balance of money owing for repairs;

4      any Encumbrance arising in respect of the cash deposits and other arrangements relating to the Environmental Bonding;

5      the cross-lien between UEC and NEI under Article 4.3 of the Cebolleta Members’ Agreement;

6      the security interest noted in the UCC-1 Financing Statement dated 16 September 2009 relating to the provision of certain computer and equipment financing by Dell Financial Services LLC to the Borrower;

7      the security interest noted in the UCC-1 Financing Statement dated 20 January 2010 relating to a US$100,000 letter of credit provided by Arizona Business Bank in favour of Cognac Highland Court LLC; and

8      each Security,

which affects or relates to any of the assets of any Transaction Party.

Permitted Financial Accommodation

any financial accommodation or any Surety Obligation provided by a Transaction Party in respect of financial accommodation:

1      under the Transaction Documents; or

2      with the Agent’s prior written consent.

Permitted Financial Indebtedness

1      any liability of a Transaction Party under any agreement entered into in the ordinary course of business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;

2      any Financial Indebtedness incurred or permitted to be incurred under any Transaction Document;

3      any Financial Indebtedness arising under a finance or capital lease, the aggregate outstanding principal amount of which when aggregated with the Financial Indebtedness under each other finance of capital lease

Term	Meaning

entered into by members of the Neutron Group does not at any time exceed US$100,000; and 4 any other Financial Indebtedness approved by the Agent.

Person	an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency, division, department, or political subdivision a government.

Pollutant	a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste.

Potential Event of Default

any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above.

Power	any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document or any applicable law.

Principal Outstanding	at any time, the principal amount of all Funding Portions outstanding at that time.

Proceeds Account	the account established under clause 10.1(a).

Project	1 the Cebolleta Project; and 2 the Juan Tafoya Project, and Projects means both of them.

Project Areas	the areas the subject of the Mineral Rights described in paragraph 1 of the definition of Mineral Rights.

Project Assets

all the right, title and interest both present and future of any Transaction Party which is attributable to the Projects and includes all the right, title and interest both present and future of a Transaction Party in, to, under or derived from:

1      the Mineral Rights;

2      the Project Areas, including any title to or interest in land in the Project Areas now or at a later time held by a Transaction Party;

3      every contract for the use by any third party of any of the assets and property included in the Projects;

4      Authorizations in relation to the Projects;

Term	Meaning

5      the Project Documents and any other contract, agreement, permit, lease, licence, consent, easement, right of way and other rights or interests in land, which relate to the operation or maintenance of the Projects;

6      all exploration and mining information, documents, maps, reports, records, studies and other written data, including all data stored on magnetic tapes, disks or diskettes or any other computer storage media, relating to geological, geochemical and geophysical work, feasibility studies and other operations conducted with respect to the Project Areas;

7      all buildings, improvements, structures, systems, fixtures, plant, machinery, equipment, barges, tools and other personal property at any time used or intended for use in connection with or incidental to the development of the a Project, and all associated facilities and infrastructure; and

8      every contract for the use by any third party of any of the assets described in paragraphs 1 to 7 inclusive.

Project Documents

1      the Key Mining Claims;

2      all instruments and indicia of title to the Key Mining Claims and Mineral Rights and all other documentation and agreements under which a Transaction Party derives the right to conduct mining or exploration in a Project Area;

3      each Material Agreement;

4      any agreement or contract described in clause 9.15(f);

5      all agreements evidencing the Environmental Bonding arrangements;

6      any other document executed from time to time by any person in respect of the documents described in paragraphs 1 to 5 inclusive or which is collateral, supplementary or related to those documents; and

7      any other document that the Agent and the Borrower agree in writing to be a Project Document.

Promissory Note	an instrument in the form set out in Schedule 5.

Quarter	the period of 3 months preceding a Quarterly Date.

Quarterly Date	each of 31 March, 30 June, 30 September and 31 December each year.

Receiver	a receiver or receiver and manager appointed under a Security, or a person acting in an equivalent role.

Reference Banks	1 the principal London offices of Barclays Bank plc, JP Morgan Chase & Co. and Citibank N.A.; or 2 other banks as the Agent and the Borrower may agree.

Term	Meaning

Relevant Currency	the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is United States Dollars.

Repayment Date	31 December 2010.

Review Event	any event specified in clause 11.5(a).

Same Day Funds	immediately available and freely transferable funds.

Secured Moneys

all debts and monetary liabilities of each Transaction Party to the Finance Parties under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

1      are present or future;

2      are actual, prospective, contingent or otherwise;

3      are at any time ascertained or unascertained;

4      are owed or incurred by or on account of any Transaction Party alone, or severally or jointly with any other person;

5      are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person;

6      are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party;

7      are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

8      are owed to or incurred for the account of any Finance Party directly or as a result of:

•      the assignment or transfer to any Finance Party of any debt or liability of any Transaction Party (whether by way of assignment, transfer or otherwise); or

•      any other dealing with any such debt or liability;

9      are owed to or incurred for the account of a Finance Party before the date of this agreement or before the date of any assignment of this agreement to any Finance Party by any other person or otherwise; or

10    comprise any combination of the above.

Secured Property	the property subject to a Security.

Securities Laws

in respect of a Transaction Party, all securities, companies and corporations laws, together with all regulations, rules and policy statements under those laws, which are applicable to that Transaction Party.

Term	Meaning

Security	1 each of the security documents described in Schedule 2; and 2 each Collateral Security, and Securities means all of them.

Security Provider	a person who has granted a Security.

Shares	fully paid common shares in the capital of the Borrower.

Subsidiary	a Person over which another Person has Control.

Surety Obligation

any guaranty, suretyship, letter of credit, letter of comfort or any other obligation:

1      to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

2      to indemnify any person against the consequences of default in the payment of; or

3      to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Tax

1      any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding including goods and services tax; or

2      any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Title Document	any original, duplicate or counterpart certificate or document of title.

Top Up Warrants	the number of Warrants that would be required to be issued so that the total aggregate number of Warrants issued to the Financier or the Financier’s nominee (as applicable) is 4,571,428 Warrants.

Tranche 1 Availability Period

the period commencing on the date that all of the conditions precedent in clause 2.1 are satisfied or waived by the Agent and ending on the earlier of:

1      the date on which the Tranche 1 Facility is fully drawn or cancelled under this agreement; or

2      30 November 2010.

Term	Meaning

Tranche 1 Commitment	the maximum aggregate amount agreed to be provided by the Financier under the Tranche 1 Facility, being US$5,000,000, as reduced or cancelled in accordance with this agreement.

Tranche 1 Facility	the Facility made available by the Financier to the Borrower under clause 3.1(a).

Tranche 1 Funding Portion	each portion of the Tranche 1 Commitment provided under this agreement.

Tranche 1 Warrants	1,428,571 Warrants.

Tranche 2 Availability Period

the period commencing on the date that all of the conditions precedent in clause 2.2 are satisfied or waived by the Agent and ending on the earlier of:

1      the date on which the Tranche 2 Facility is fully drawn or cancelled under this agreement; or

2      30 November 2010.

Tranche 2 Commitment	the maximum aggregate amount agreed to be provided by the Financier under the Tranche 2 Facility, being US$11,000,000, as reduced or cancelled in accordance with this agreement.

Tranche 2 Facility	the Facility made available by the Financier to the Borrower under clause 3.1(b).

Tranche 2 Funding Portion	each portion of the Tranche 2 Commitment provided under this agreement.

Tranche 2 Warrants	the Initial Tranche 2 Warrants and the Additional Tranche 2 Warrants.

Transaction Document

1      this agreement;

2      each Security;

3      the Guarantee Assumption Agreement;

4      each Warrant Certificate;

5      the deposit account control agreement between the Finance Parties, the Borrower and the Borrower’s bank in relation to the Proceeds Account;;

6      any document or agreement entered into or given under any of the above; and

7      any other document that the Agent and the Borrower agree in writing to be a Transaction Document.

Term	Meaning

Transaction Party	1 the Borrower; 2 the Guarantor; and 3 any other person that the Borrower and the Agent agree is a Transaction Party.

UEC	Uranium Energy Corporation, a company existing under the laws of Nevada, United States of America.

Undrawn Commitment	at any time, the Commitment less the Principal Outstanding at that time.

US$ and United States Dollars	the lawful currency of the United States of America.

US Securities Law

all applicable securities laws in the United States of America and the respective regulations and rules under those laws together with applicable published policy statements of the securities regulatory authorities in the United States of America.

Value Date	the date 2 LIBOR Business Days before the first day of an Interest Period.

Warrant	a warrant to purchase Shares.

Warrant Share	each Share received by the Financier or the Financier’s nominee on the exercise of a Warrant.

Warrant Certificate	a certificate in the form of Schedule 6.

Work Fee	a non-refundable, non-rebateable fee of US$100,000 payable in cash by the Borrower to the Agent upon acceptance of the Agent’s mandate to arrange the Facilties.

1.2              Interpretations

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)                                          words indicating the singular include the plural and vice versa;

(b)                                         words indicating a gender include any gender;

(c)                                          other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d)              an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)              a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)               a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(g)              a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)              a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)               a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)               a reference to a party to any document includes that party’s successors and permitted assigns;

(k)              a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l)               a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)             a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(n)              no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(o)              a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)              which ceases to exist; or

(2)              whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(p)              a Default is ‘continuing’ if it has not been waived in writing by, or remedied to the satisfaction of, the Agent; and

(q)              references to time are to Denver time, unless otherwise stated.

1.3              Inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.4              Business Day

Except where clause 6.2 applies or as otherwise provided under this agreement, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the succeeding Business Day.

1.5              Accounting Standards

Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

2                 Conditions precedent

2.1              Conditions precedent to the Tranche 1 Funding Portion

The Financier is not obliged to provide the Tranche 1 Funding Portion or the Tranche 1 Commitment until the Agent has received all of the following in form and of substance satisfactory to the Agent:

(a)              officer’s certificate: an officer’s certificate in the form of Schedule 3 given in respect of the Borrower and dated no more than 5 Business Days before the first Funding Date;

(b)              Transaction Documents: originals of each Transaction Document (other than the Cebolleta Securities and the Guarantee Assumption Agreement) duly executed by all parties to them other than the Finance Parties and, where applicable:

(1)              with evidence satisfactory to the Agent that all Taxes applicable to the Transaction Documents have been or will be duly paid; and

(2)              in registrable form together with all executed documents necessary to register them;

(c)              budget: a copy of the Corporate and Project Budget initialled by the Borrower and the Agent for identification purposes;

(d)              Project Documents: copies of each Project Document duly executed by all parties to them;

(e)              Title Documents: each Title Document required to be lodged with a Finance Party under any Transaction Document other than a Cebolleta Security;

(f)               Financial Reports: a copy of:

(1)              the consolidated audited Financial Report for the Borrower and its Subsidiaries for the year ending 31 December 2008;

(2)              the consolidated unaudited Quarterly Financial Report for the Borrower and its Subsidiaries for the period ending 31 December 2009;

(3)              the audited Financial Report for CRL for the year ending 31 December 2008;

(4)              the unaudited Quarterly Financial Report for CRL for the period ending 31 December 2009; and

(5)              the unaudited financial statements and information for the Borrower and CRL in respect of the period from 1 January 2010 until 15 March 2010 which includes a statement of financial performance, a statement of financial position and a statement of cashflows;

(g)              Authorizations: evidence that all Authorizations have been obtained in connection with the transactions contemplated by the Documents;

(h)              Proceeds Account: evidence that the Proceeds Account has been established;

(i)               Warrants: the Tranche 1 Warrants, and certificates for the Tranche 1 Warrants issued in the name of the Financier or the Financier’s nominee (as applicable);

(j)               Mineral Rights: evidence that:

(1)              the Borrower and CRL are the legal holders of the Mineral Rights and that those Mineral Rights are valid and in good standing; and

(2)              the Mineral Rights give the Borrower and CRL all rights required to enable them to conduct the Projects in accordance with the Corporate and Project Budget;

(k)              good title: evidence that the Borrower and CRL have good title to the Secured Property and the Project Assets;

(l)               consent: in respect of the Uranium Mining Lease and Agreement dated as of 12 October 2006 between Juan Tafoya Land Corporation and the Borrower, evidence that the consent of the lessor to any assignment of the Borrower’s interest in that lease under the Securities which affect that lease has been obtained;

(m)             opinions: an opinion from:

(1)              the Borrower’s counsel in Colorado in respect of the enforceability of the Transaction Documents (other than the Cebolleta Securities and the Guarantee Assumption Agreement) which are governed by the laws of Colorado;

(2)              the Borrower’s counsel in Colorado in respect of the enforceability of the Transaction Documents (other than the Cebolleta Securities and the Guarantee Assumption Agreement) which are governed by the laws of New Mexico; and

(3)              the Borrower’s counsel, Hogan & Hartson, in respect of the due execution of the Transaction Documents (other than the Cebolleta Securities and the Guarantee Assumption Agreement) by the Borrower under the laws of Nevada;

(n)              insurance: evidence that the Transaction Parties have complied with clause 9.24;

(o)              due diligence: the completion of any technical, legal and commercial due diligence investigations with respect to the Transaction Parties and the Project Assets and other Secured Property, including detailed mining plans, layouts, plant flow sheets and reserve and resource estimations;

(p)              Environmental Bonding: evidence that the Transaction Parties have complied with all of their obligations in respect of the Environmental Bonding and that the Environmental Bonding arrangements are the only environmental bonds required to be taken out in accordance with the requirements of any Environmental Law relating to the Projects and the Project Areas;

(q)              Initial Transaction Costs: evidence that the Initial Transaction Costs have been or will be paid in full at the time the Tranche 1 Funding Portion is provided;

(r)               Arrangement Fee: evidence that the fee described in clause 16.1(a) has been or will be paid in full (less any agreed deductions) at the time the Tranche 1 Funding Portion is provided;

(s)              enquiries: results of searches, enquiries and requisitions in respect of each Transaction Party and the Project Assets and other Secured Property;

(t)               other approvals: evidence that all other approvals necessary for the transactions contemplated by the Transaction Documents have been obtained; and

(u)              other matters: any other certificates, Authorizations, documents, matters or things which the Agent or the Financier requires.

2.2              Conditions precedent to the Tranche 2 Funding Portion

The Financier is not obliged to provide the Tranche 2 Funding Portion or the Tranche 2 Commitment until the Agent has received all of the following in form and of substance satisfactory to the Agent:

(a)              Further security: all Securities, consents and other documentation required to be provided to the Agent under clause 9.1;

(b)              Warrants:

(1)              the Initial Tranche 2 Warrants and certificates for the Initial Tranche 2 Warrants issued in the name of the Financier or the Financier’s nominee (as applicable); and

(2)              subject to clause 7.3(d), if, following the issue of the Initial Tranche 2 Warrants, the Financier’s interest in the Borrower does not meet the Maximum Percentage Financier Interest, the Additional Tranche 2 Warrants, and certificates for the Additional Tranche 2 Warrants issued in the name of the Financier or the Financier’s nominee (as applicable); and

(c)              Arrangement Fee: evidence that the fee described in clause 16.1(b) has been or will be paid in full at the time the Tranche 2 Funding Portion is provided.

2.3              Conditions precedent to all Funding Portions

The Financier is not obliged to provide any Funding Portion until the following conditions are fulfilled to the satisfaction of the Agent:

(a)              Funding Notice: a Funding Notice has been provided by the Borrower to the Agent that complies with clause 4.2;

(b)              Promissory Note: a Promissory Note has been provided by the Borrower to the Agent that has been appropriately completed and executed by the Borrower;

(c)              Funding Date: the Funding Date for the provision of:

(1)              a Tranche 1 Funding Portion, is a Business Day within the Tranche 1 Availability Period; or

(2)              a Tranche 2 Funding Portion, is a Business Day within the Tranche 2 Availability Period;

(d)              Commitment: in respect of the provision of:

(1)              a Tranche 1 Funding Portion, the Tranche 1 Commitment will not be exceeded by providing the Tranche 1 Funding Portion; or

(2)              a Tranche 2 Funding Portion, the Tranche 2 Commitment will not be exceeded by providing the Tranche 2 Funding Portion.

(e)              no Default: no Default has occurred which is continuing and no Default will result from the Funding Portion being provided;

(f)               no Material Adverse Effect: evidence that no event has occurred which has had, or is likely to have, a Material Adverse Effect and no event has occurred which will prevent the Transaction Parties from developing or operating the Projects in accordance with the Corporate and Project Budget; and

(g)              representations and warranties: evidence that the representations and warranties set out in clauses 8.1 and 8.2 are true and correct.

2.4              Certified copies

An Officer of the relevant Transaction Party must certify a copy of a document given to a Finance Party under clause 2.1 to be a true copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.5              Benefit of conditions precedent

A condition in this clause 2 is for the benefit only of the Finance Parties and only the Agent acting on the instructions of the Financier may waive it.

3                 Commitment, purpose and availability of Facility

3.1              Provision of Funding Portions

Subject to this agreement, the Financier agrees to provide to the Borrower:

(a)              the Tranche 1 Facility during the Tranche 1 Availability Period by providing a single Funding Portion up to a maximum amount which does not exceed the Tranche 1 Commitment; and

(b)              the Tranche 2 Facility during the Tranche 2 Availability Period by providing a single Funding Portion up to a maximum amount which does not exceed the Tranche 2 Commitment.

3.2              Purpose

(a)              The Borrower must use the net proceeds of the Funding Portion provided under the Tranche 1 Facility only for:

(1)              its general working capital requirements as contemplated in the Corporate and Project Budget most recently provided to the Agent;

(2)              the funding of fees and costs due to the Finance Parties under the Transaction Documents; and

(3)              any other purpose that the Agent approves in writing.

(b)              The Borrower must use the net proceeds of the Funding Portion provided under the Tranche 2 Facility only for the funding of the acquisition of the Cebolleta Project in accordance with the Cebolleta Acquisition Agreement.

3.3              Cancellation of Commitment

(a)              The Borrower may cancel the whole or any part of the Undrawn Commitment by giving the Agent at least 10 days’ prior written notice.

(b)              A partial cancellation of the Undrawn Commitment may only be made in an integral multiple of US$500,000.

(c)              The Commitment is cancelled to the extent of the portion of the Undrawn Commitment cancelled under this clause 3.3.

(d)              A notice given under clause 3.3(a) is irrevocable.

(e)              To the extent that:

(1)              the Tranche 1 Commitment has not been provided in full as at 5.00pm Sydney time on the last day of the Tranche 1 Availability Period; or

(2)              the Tranche 2 Commitment has not been provided in full as at 5.00pm Sydney time on the last day of the Tranche 2 Availability Period,

the Commitment is cancelled in the amount of the Undrawn Commitment.

3.4              Voluntary prepayment

(a)              The Borrower may prepay any of the Principal Outstanding by giving the Agent at least 30 days’ prior written notice specifying the prepayment date and the amount to be prepaid.

(b)              Prepayment of part of the Principal Outstanding may only be made in an integral multiple of US$500,000.

(c)              The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with:

(1)              all unpaid interest accrued to the prepayment date in respect of the prepaid amount; and

(2)              the amount of any Break Costs in accordance with clause 15.2.

(d)              The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.4 and accordingly, a prepaid amount may not be redrawn.

(e)              A notice given under clause 3.4(a) is irrevocable.

3.5              Mandatory prepayment

(a)              The Borrower must immediately apply:

(1)              the proceeds from the exercise of the Warrants; and

(2)              the Net Proceeds received in respect of any Equity Capital Raisings that are in aggregate in excess of US$6,000,000,

as a mandatory prepayment of the Principal Outstanding together with the amount of any Break Costs in accordance with clause 15.2.

(b)              The Commitment is reduced by any amount of Principal Outstanding prepaid under this clause 3.5 and accordingly, a prepaid amount may not be redrawn.

4                 Funding and rate setting procedures

4.1              Delivery of Funding Notice

(a)              If the Borrower requires the provision of a Funding Portion it must deliver to the Agent:

(1)              a Funding Notice that complies with clause 4.2; and

(2)              a Promissory Note that has been appropriately completed and executed by the Borrower.

(b)              The Agent must notify the Financier of the contents of the Funding Notice as soon as reasonably practicable and in any event within 1 Business Day after the Agent receives the Funding Notice.

4.2              Requirements for a Funding Notice

A Funding Notice to be effective must be:

(a)              in writing in the form of, and specifying the matters required in, Schedule 4; and

(b)              received by the Agent before 11.00 am Sydney time on a Business Day at least 5 Business Days before the proposed Funding Date (or any shorter period that the Agent agrees in writing).

4.3              Irrevocability of Funding Notice

The Borrower is irrevocably committed to draw a Funding Portion from the Financier in accordance with the Funding Notice given to the Agent.

4.4              Selection of Interest Periods

(a)              Each Interest Period must be of 90 days or any other period that the Agent agrees with the Borrower.

(b)              If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(c)              An Interest Period for a Funding Portion commences on the Funding Date.

(d)              Each Interest Period which commences prior to a Quarterly Date and would otherwise end after that Quarterly Date, ends on that Quarterly Date.

(e)              No Interest Period may end after the Repayment Date.

4.5              Determination of Funding Rate

(a)              The Agent must notify the Financier and the Borrower of the Funding Rate for an Interest Period as soon as reasonably practicable, and in any event within 2 Business Days, after it has made its determination of LIBOR.

(b)              In the absence of manifest error, each determination of LIBOR by the Agent is conclusive evidence of that rate against the Borrower.

5                 Facility

5.1              Provision of Funding Portions

If the Borrower complies with clause 4.1(a), the Financier must pay into the Proceeds Account the specified Funding Portion in Same Day Funds in United States Dollars on the specified Funding Date and in accordance with the relevant Funding Notice.

5.2              Repayment

The Borrower must repay the Principal Outstanding and all other Secured Moneys:

(a)              in full on the Repayment Date; or

(b)              as otherwise agreed between the parties under this agreement.

5.3              Interest

(a)              The Borrower must pay interest on the principal amount of a Funding Portion for each Interest Period at the Funding Rate for the Interest Period.

(b)              The Borrower must pay accrued interest in arrears on each Interest Payment Date.

(c)              Any interest payable under this clause 5.3 will be automatically capitalised on the relevant Interest Payment Date and will be added to, and will be taken on that Interest Payment Date to be part of, the Principal Outstanding and will become payable on the next following Interest Payment Date. Any such interest, after being so capitalised, will be taken on the relevant Interest Payment Date to be part of, the Principal Outstanding and will bear interest in accordance with this clause 5.3.

5.4              Calculation of per annum interest rate

(a)              Interest is calculated on daily balances on the basis of a 360 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the date of prepayment or repayment of a Funding Portion under this agreement.

(b)              Despite anything contained in any Transaction Document, all of the Transaction Documents are limited so that in no event will the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Transaction Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any amount held to be in excess will be considered payment of principal under this agreement, and the indebtedness evidenced under this agreement will be reduced by the amount so that the total liability for payments in the nature of interest, additional interest and other charges will not exceed the applicable limits imposed by that applicable usury law, in compliance with the wishes of the Borrower, the Guarantor, the Financier and the Agent. This provision will never be superseded or waived, and will control every other provision of the Transaction Documents and all agreements between the Transaction Parties and the Finance Parties, and their successors and assigns.

6                 Payments

6.1              Manner of payment

All payments by a Transaction Party under the Transaction Documents must be made:

(a)              in Same Day Funds;

(b)              in United States Dollars; and

(c)              no later than 11.00 am at the local time of the place where the account specified by the Agent is located, on the due date,

to the Agent’s account as specified by the Agent to the Borrower or in any other manner the Agent directs from time to time. The Agent’s directions under this clause 6.1 may require payments to be made in a manner that ensure they are received by the Financier on the Repayment Date.

6.2              Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

6.3              Payments in gross

All payments which a Transaction Party is required to make under any Transaction Document must be without:

(a)              any set-off, counterclaim or condition; or

(b)              any deduction or withholding for any Tax or any other reason unless the Transaction Party is required to make a deduction or withholding by applicable law.

6.4              Additional payments

If:

(a)              any Transaction Party is required to make a deduction or withholding in respect of Tax (other than Excluded Tax) from any payment to be made to a Finance Party under any Transaction Document; or

(b)              a Finance Party is required to pay any Tax (other than Excluded Tax) in respect of any payment it receives from a Transaction Party or the Agent under any Transaction Document,

the Transaction Party:

(c)              indemnifies each Finance Party against that Tax; and

(d)              must pay to each Finance Party an additional amount which the Agent determines to be necessary to ensure that each Finance Party receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

6.5              Taxation deduction procedures

If clause 6.4(a) applies:

(a)              the Transaction Party must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)              the Transaction Party must:

(1)              use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)              within 2 Business Days after receipt of the documents referred to in clause 6.5(b)(1), deliver copies of them to the Agent.

6.6              Tax Credit

If a Transaction Party makes an additional payment under clause 6.4 for the benefit of a Finance Party, and the Finance Party determines that:

(a)              a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)              the Finance Party has obtained, utilised and retained that Tax Credit,

then the Finance Party must pay an amount to the Transaction Party which the Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Transaction Party.

6.7              Tax affairs

Nothing in clause 6.6:

(a)              interferes with the right of any Finance Party to arrange its tax affairs in any manner it thinks fit;

(b)              obliges any Finance Party to investigate the availability of, or claim, any Tax Credit; or

(c)              obliges any Finance Party to disclose any information relating to its tax affairs or any tax computations.

6.8              Amounts payable on demand

If any amount payable by a Transaction Party under any Transaction Document is not expressed to be payable on a specified date, that amount is payable by the Transaction Party on demand by the Agent.

6.9              Appropriation of payments

(a)              Except where clause 6.9(b) applies, all payments made by a Transaction Party under a Transaction Document may be appropriated as between principal, interest and other amounts as the Agent determines or, failing any determination, in the following order:

(1)              first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Transaction Parties under the Transaction Documents;

(2)              second, towards payment of interest due and payable under the Transaction Documents; and

(3)              third, towards repayment or prepayment of the Principal Outstanding.

(b)              Any money recovered by a Finance Party as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.

(c)              Any appropriation under clauses 6.9(a) or 6.9(b) overrides any appropriation made by a Transaction Party.

6.10           Currency exchanges

If the Agent receives an amount under a Transaction Document in a currency which is not in the Relevant Currency, the Agent:

(a)              may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b)              is only regarded as having received the amount that it has converted into the Relevant Currency.

7                 Warrants

7.1              Grant

The Borrower agrees to issue the Tranche 1 Warrants, Initial Tranche 2 Warrants, Additional Tranche 2 Warrants and Top Up Warrants to the Financier or the Financier’s nominee in accordance with this agreement.

7.2              Top Up Warrants

Subject to clause 7.3(d), if at any time following the issue of the Tranche 2 Warrants, the Financier’s interest in the Borrower falls below the Maximum Percentage Financier Interest, then the Borrower must, within 5 Business Days of the earlier of becoming aware, or receiving notice from the Agent, that the Financier’s interest in the Borrower has fallen below the Maximum Percentage Financier Interest:

(a)              issue the Top Up Warrants to the Financier or the Financier’s nominee (as applicable); and

(b)              contemporaneously with its issue of the Top Up Warrants, provide to the Financier or the Financier’s nominee (as applicable) a duly completed and executed Warrant Certificate in respect of the Top Up Warrants in the name of the Financier or the Financier’s nominee (as applicable).

7.3              Issue of Warrants

(a)              All Warrants issued under this agreement will be issued on the terms set out in this agreement and Schedule 6 which for the avoidance of doubt, include the following:

(1)              that each Warrant, when validly exercised, entitles the Financier or Financier’s nominee (as applicable) to purchase one Share at the Exercise Price; and

(2)              that each Warrant may be exercised before 5.00pm on the Expiry Date.

(b)              The holding of a Warrant issued under this agreement will not entitle the holder of that Warrant to any rights as a shareholder of the Borrower, including without limitation, voting rights.

(c)              All Warrants issued under this agreement will be issued at no additional cost to the Financier, other than the nominal cost appearing on the face of a Warrant Certificate.

(d)              The Borrower is not required to issue the Additional Tranche 2 Warrants or the Top Up Warrants under this agreement to the extent that, following any such issue, the Financier’s interest in the Borrower would exceed the Maximum Percentage Financier Interest.

7.4              Exercise of Warrants

(a)              The Financier or Financier’s nominee (as applicable) may exercise the Warrants at any time before the Expiry Date.

(b)              If requested by the Agent, the Borrower must use its commercially reasonable efforts to assist the Financier or the Financier’s nominee (as applicable) to sell Shares obtained by that Person through the exercise of the Warrants.

7.5                                        Ranking of Shares and Warrants

(a)                                          Each Share received by the Financier or the Financier’s nominee on the exercise of a Warrant issued to the Financier or its nominee (as applicable) under this clause 7 ranks in all respects pari passu with the other then existing issued Shares, but will not in the case of the exercise of a Warrant carry any rights to any dividends or other distributions declared or paid or made on the Shares before the date that Warrant is exercised.

(b)                                         Each Warrant issued to the Financier or the Financier’s nominee under this clause 7 ranks in all respects pari passu with the other then existing issued Warrants, but will not carry any rights to any distributions declared or paid or made on the Warrants before the date those Warrants are issued.

7.6                                        Registration under US Securities Laws

(a)                                          Promptly following completion of an IPO, the Borrower shall, at its expense, prepare and file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-3 (Registration Statement) providing for resale by the Financier or its nominee (as applicable) of the Warrant Shares. The Borrower or its nominee shall use its best efforts to have the Registration Statement declared effective as soon as practicable following the filing, and shall maintain the effectiveness of the Registration Statement until the earlier of (i) the last occurring Expiry Date or (ii) such date as the Financier does not hold any of the Shares registered in the Registration Statement, or (iii) such Shares are capable of being sold without limitation under Rule 144 under the Securities Act of 1933 (the Securities Act).

(b)                                         The Financier agrees to provide such information as may be required under the Securities Act relating to the Financier for inclusion in the Registration Statement. The Financier further agrees that if, during the time that the Registration Statement is effective, the Borrower notifies it that the Registration Statement contains a material misstatement or omission, the Financier will cease resale of the Warrant Shares pursuant to such Registration Statement until it is notified that resales may be resumed. The Borrower covenants to use its best efforts to supplement the Registration Statement as soon as practicable to make the disclosures in the Registration Statement correct and complete.

8                                                   Representations and warranties

8.1                                        General representations and warranties

Each Transaction Party represents and warrants to and for the benefit of each Finance Party that:

(a)                                          registration:

(1)                                           in the case of the Borrower, it is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, United States of America, and it is duly qualified to do business, and is in good standing, in the State of New Mexico, United States of America;

(2)                                           in the case of CRL, it is duly incorporated and validly existing under the laws of the State of Delaware, United States of America, and it is duly qualified to do business, and is in good standing, in the State of New Mexico, United States of America; and

(3)                                           and each of the Transaction Parties has done everything necessary to keep its corporate existence in good standing;

(b)                                         corporate power: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)                                          authority: it has power and authority to enter into and perform its obligations under the Documents to which it is expressed to be a party;

(d)                                         authorizations: it has taken all necessary action to authorise the execution, delivery and performance of the Documents to which it is expressed to be a party;

(e)                                          binding obligations: the Documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)                                            valid Encumbrances:

(1)                                           on execution and delivery of a Security, that Security will be effective to create in favour of the Finance Parties, subject to the reservations and assumptions set out the legal opinions described in clauses 2.1(m) and 9.1(g), legal, valid and enforceable Encumbrances on, and security interests in, all right, title and interests of the relevant Transaction Party (as the case may be) in and to the property the subject of that Security and the proceeds of that property; and

(2)                                           in respect of a Security where the security interest may be perfected only by possession or control of the property the subject of that Security (which possession or control must be given to the Agent by the relevant Transaction Party (as the case may be) to the extent that it is required), after all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, and, after the Agent takes possession or control of the property the subject of that Security, that Security will, subject to the reservations and assumptions set out the legal opinions described in clauses 2.1(m) and 9.1(g), constitute a fully perfected Encumbrance on, and first priority security interests in, all right, title and interest of that Transaction Party in the property the subject of that Security and the proceeds of that property, in each case subject to no Encumbrances other than Permitted Encumbrances;

(g)                                         transaction permitted: the execution, delivery and performance by it of the Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(1)                                           any law, regulation or Authorization;

(2)                                           its memorandum and articles of association, articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other constituent or constating documents; or

(3)                                           any Encumbrance or agreement which is binding on it,

and will not result in:

(4)                                           the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Transaction Document; or

(5)                                           the acceleration of the date for payment of any obligation under any agreement which is binding on it;

(h)                                         no default or breach: it is not:

(1)                                           in breach in a material respect of any law or Authorization:

(2)                                           in breach in a material respect under any Document, agreement or other document binding on it; and

(3)                                           in default in the payment of a material sum, or in compliance with a material obligation in respect of Financial Indebtedness;

(i)                                             Event of Default: no Event of Default is continuing;

(j)                                             no litigation: no litigation, arbitration, dispute or administrative proceeding has been commenced, is pending or to its knowledge is threatened, which if adversely determined would have a Material Adverse Effect;

(k)                                          financial information: the most recent Financial Reports or accounts which CRL and the Borrower and its Subsidiaries has provided to the Agent under clauses 2.1(e) and 9.7(a) give a true and fair view of the financial condition and state of affairs of the Neutron Group and CRL (as applicable) as at the date they were prepared;

(l)                                             no change in affairs: there has been no change in the state of affairs of the Borrower and CRL since the end of the accounting period for its most recent Financial Reports or accounts, referred to in clause 8.1(k) which has had, or is likely to have, a Material Adverse Effect;

(m)                                       representations true: each of its representations and warranties contained in the Documents is correct and not misleading when made or repeated;

(n)                                         disclosure:

(1)                                           no representation or warranty of or by a Transaction Party under a Transaction Document, any schedule, annexure or exhibit attached to a Transaction Document, contained in any certificate, list or other writing provided to a Finance Party pursuant to the provisions of a Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements in this agreement or in that Transaction Document, in the light of the circumstances under which they were made, not misleading;

(2)                                           all information provided to any Finance Party by or on behalf of it in respect of the Documents, the transactions contemplated by them, each Transaction Party and the assets, business and affairs of each Transaction Party, is correct as at the time it is given in all material respects and is not, whether by omission of information or otherwise, misleading in any material respect;

(3)                                           it has fully disclosed in writing to the Finance Parties all facts relating to it, the Documents, the transactions contemplated by them, each Transaction Party, the assets, business and affairs of each Transaction Party and any thing in connection with them which are material to the assessment of the nature and amount of the risk undertaken by the Finance Parties in entering into the Transaction Documents, the transactions contemplated by them, each Transaction Party and the assets and business affairs of each Transaction Party; and

(4)                                           any filings made by it with any securities commissions or regulatory authorities are at their respective dates, true and correct, contain or contained no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Borrower and the Borrower does not have any confidential filings with any securities commissions or regulatory authorities;

(o)                                         legal and beneficial owner: it is the legal and beneficial owner of:

(1)                                           its Secured Property; and

(2)                                           all of its assets included in the latest consolidated Financial Report provided by the Borrower,

free and clear of all third party rights, other than those disclosed in those Financial Reports, the Bensing Title Reports or Permitted Encumbrances;

(p)                                         Secured Property:

(1)                                           there is no Encumbrance over any of its Secured Property, other than a Permitted Encumbrance or any Encumbrance disclosed to the Agent in the Bensing Title Reports; and

(2)                                           no person holds an interest in its Secured Property other than under a Permitted Encumbrance or any interest disclosed to the Agent in the Bensing Title Reports;

(q)                                         no immunity: it does not, nor do its assets, enjoy immunity from suit or execution;

(r)                                            not a trustee: it does not enter into any Document as trustee of any trust or settlement;

(s)                                          solvency: it is solvent and is able to pay its debts as and when they become due;

(t)                                            commercial benefit: the entering into and performance by it of its obligations under the Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(u)                                         shareholding: the Borrower is currently the legal and beneficial owner of a 51% ownership interest in CRL, and will be, at the time the Tranche 2 Funding Portion is provided, the legal and beneficial owner of a 100% member ownership interest in CRL; and

(v)                                         Taxes and fees:

(1)                                           it has complied with all tax laws in all applicable jurisdictions and it has paid all Taxes due and payable by it (other than Contested Taxes), and no claims are being asserted against it in respect of any Taxes (other than Contested Taxes); and

(2)                                           it has paid all registration or other fees, costs and expenses in connection with the execution, performance and enforcement of the Documents, any transaction contemplated by a Document and any Authorizations.

8.2                                        Project representations and warranties

Each Transaction Party represents and warrants to and for the benefit of each Finance Party that:

(a)                                          Mineral Rights: Except as disclosed to the Agent in the Bensing Title Reports:

(1)                                           the Mineral Rights are legal, valid and continuing and confer on the Borrower and CRL the material rights required to enable them to develop and operate the Projects in accordance with the Corporate and Project Budget;

(2)                                           the Borrower is the legal and beneficial holder of the Mineral Rights set out in the Mortgage described at item 3 of Schedule 2;

(3)                                           CRL is, or will be, at the time completion under the Cebolleta Acquisition Agreement has occurred, the legal and beneficial holder of the Mineral Rights set out in the Mortgage described at item 4 of Schedule 2; and

(4)                                           the Borrower and CRL have in all material respects complied with their obligations in connection with their respective Mineral Rights to the extent required to date;

(b)                                         Project Documents:

(1)                                           no event has occurred or condition exists which would permit the cancellation, termination, forfeiture or suspension of a Project Document, nor is any party to a Project Document in default under any term of a Project Document in any material respect;

(2)                                           it has given to the Agent copies of all of the Project Documents, and all copies of the Project Documents and any other documents or agreements (including Authorizations) given by it or on its behalf to the Agent constitute true and complete copies and those documents and agreements are in full force and effect; and

(3)                                           the Project Documents contain the entire agreement of the parties to them as to the Projects and supersede all previous agreements and understandings in relation to those aspects of the Projects and there are no other material contracts, agreements or arrangements entered into by a Transaction Party in connection with the Projects;

(c)                                          Project Areas: the Project Areas comprise all of the land, licences and other rights which are required and necessary for the effective, proper and lawful development and operation of the Projects in accordance with the Corporate and Project Budget;

(d)                                         environment: the Environmental Bonding is the only environmental bonding required to be lodged in accordance with the requirements of any Environmental Law relating to the Projects or the Project Areas;

(e)                                          royalties: the only royalties, overriding royalties or production payments in respect of a Mineral Right are the royalties payable under:

(1)                                           the Cebolleta Lease;

(2)                                           each of the Juan Tafoya and Ambrosia Lake Leases; and

(3)                                           the letter agreement entitled ‘Re: Sale of information on the Marquez Canyon uranium deposit’ dated 25 January 2007 between the Borrower and International Nuclear, Inc.;

(f)                                            other business: the Transaction Parties are not involved in and have not conducted and do not conduct any business other than exploration, mining and project development and activities incidental to the exploration, mining and project development; and

(g)                                         insurances: in respect of the Projects and the Project Assets, the Transaction Parties have complied with clause 9.24 and all insurance policies entered into in complying with that clause 9.24 are valid, binding and subsisting and all premiums due under those insurance policies have been paid in full.

8.3                                        Survival and repetition of representations and warranties

The representations and warranties given under this agreement:

(a)                                          survive the execution of each Transaction Document; and

(b)                                         are repeated on the date of each Funding Date and each Quarterly Date with respect to the facts and circumstances then subsisting until:

(1)                                           the Commitment is cancelled;

(2)                                           the Secured Moneys are unconditionally repaid in full; and

(3)                                           each Security is discharged,

or the Agent otherwise agrees in writing.

8.4                                        Reliance by Finance Parties

Each Transaction Party acknowledges that each Finance Party has entered into each Transaction Document to which it is a party in reliance on the representations and warranties given under this agreement.

9                                                   Undertakings

9.1                                        Completion under the Cebolleta Acquisition Agreement

Immediately upon completion under the Cebolleta Acquisition Agreement, the Borrower must ensure that the Agent is provided with the following:

(a)                                          Cebolleta Securities and Guarantee Assumption Agreement: originals of each Cebolleta Security and the Guarantee Assumption Agreement duly executed by the parties to them and, where applicable:

(1)                                           with evidence satisfactory to the Agent that all Taxes applicable to the Cebolleta Securities and the Guarantee Assumption Agreement have been or will be duly paid; and

(2)                                           in registrable form together with all executed documents necessary to register them;

(b)                                         Transfers for the Cebolleta Acquisition Agreement: evidence that the Borrower has received, or will receive following the provision of the Tranche 2 Funding Portion, all transfers, consents, Authorizations and any other documents required for completion to occur under the Cebolleta Acquisition Agreement; and

(c)                                          Manager’s certificate: a manager’s certificate in the form of Schedule 3 given in respect of CRL and dated no more than 5 Business Days before the date of the Cebolleta Securities to which CRL is a party and the Guarantee Assumption Agreement;

(d)                                         Officer’s certificate: an officer’s certificate in the form of Schedule 3 given in respect of the Borrower and dated no more than 5 Business Days before the date of the Cebolleta Securities to which the Borrower is a party;

(e)                                          Title Documents: each Title Document required to be lodged with a Finance Party under any Cebolleta Security;

(f)                                            consent: in respect of the Ceboletta Lease, evidence that the consent of the lessor to any assignment of CRL’s interest in that lease under the Securities which affect that lease has been obtained; and

(g)                                         opinions: an opinion from:

(1)                                           the Borrower’s counsel in Colorado in respect of the enforceability of the Cebolleta Securities which are governed by the laws of Colorado and the Guarantee Assumption Agreement;

(2)                                           the Borrower’s counsel in Colorado in respect of the enforceability of the Cebolleta Securities which are governed by the laws of New Mexico; and

(3)                                           the Borrower’s counsel, Hogan & Hartson, in respect of the due execution by CRL of the Cebolleta Securities to which CRL is a party and the Guarantee Assumption Agreement under the laws of Delaware and in respect of the due execution by the Borrower of the Cebolleta Securities to which the Borrower is a party under the laws of Nevada.

9.2                                        Conduct of Project

A Transaction Party must not, without the written consent of the Agent, change the scope of a Project from that assumed in or contemplated in the Corporate and Project Budget, and it must ensure that:

(a)                                          each Project is diligently developed and maintained in accordance with the Corporate and Project Budget, Good Industry Practice and Authorizations; and

(b)                                         the Project Assets are maintained in good condition.

9.3                                        Project Covenants

(a)                                          Project Assets: Each Transaction Party must ensure:

(1)                                           that the Borrower and CRL own all Project Assets;

(2)                                           that no person has any right, title or interest in the Project Assets, other than:

(A)                                       prior to completion under the Cebolleta Acquisition Agreement, as described under the Cebolleta Joint Venture Agreement; and

(B)                                         the Transaction Parties; and

(3)                                           that no Transaction Party Disposes of, decreases or diminishes its interest in the Project Assets without the prior written consent of the Agent.

(b)                                         Force majeure: Each Transaction Party must take all action as is reasonably open to it to cause any Force Majeure Event affecting a Project to be remedied as soon as possible after that Force Majeure Event occurs, but the party affected is not obliged to incur expenditure to overcome the events or circumstances which caused the Force Majeure Event which would make uneconomic (in the opinion of the Agent) the continued development of a Project.

(c)                                          Access: Each Transaction Party must, at the request of the Agent, ensure that the Finance Parties and representatives of the Finance Parties on giving reasonable notice are allowed at all reasonable times and with reasonable frequency to have access to the Project Areas and the Project Assets to inspect any of the Project Assets and to inspect any books, records, data and information which are in the custody or possession of a Transaction Party.

(d)                                         Post-completion matters: Each Transaction Party must file a mortgage in favour of the Finance Parties in respect of:

(1)                                           Neutron’s leasehold interest described in the Juan Tafoya and Ambrosia Lake Leases within 10 Business Days of the first Funding Date under the Tranche 1 Facility; and

(2)                                           CRL’s leasehold interest described in the Cebolleta Lease within 10 Business Days of completion under the Cebolleta Acquisition Agreement.

9.4                                        Environmental issues

Each Transaction Party must ensure that the Borrower and CRL:

(a)                                          comply in all material respects with all Environmental Laws;

(b)                                         obtain, at the appropriate time having regard to the status of a Project, and complies in all material respects with all Environmental Approvals required in connection with the development and operation of the Projects; and

(c)                                          immediately notify the Agent of all material claims, complaints or notices concerning its compliance with Environmental Laws and Environmental Approvals.

9.5                                        Mineral Rights

Each Transaction Party must ensure that:

(a)                                          each of the Borrower and CRL has, and continues to have, good title to their respective Key Mining Claims;

(b)                                         each of the Borrower and CRL are entitled to acquire or have issued to them the Mineral Rights not presently held by them necessary for the development and operation of the Projects in accordance with the Corporate and Project Budget;

(c)                                          each of the Borrower and CRL takes, or procures to be taken, all action necessary to ensure that all conditions and requirements relating to the Key Mining Claims and all other Mineral Rights are observed and performed and that the Key Mining Claims and those other Mineral Rights remain valid and are in full force and effect; and

(d)                                         the Key Mining Claims and other Mineral Rights are free of Encumbrances other than Permitted Encumbrances and those Encumbrances disclosed to the Agent in the Bensing Title Reports.

9.6                                        Corporate and Project Budget

(a)                                          A Transaction Party must not amend or change the Corporate and Project Budget in any material respect without the Agent’s prior written consent.

(b)                                         Subject to clause 3.5, the Borrower must not apply the proceeds of any Equity Capital Raising for any purpose unless:

(1)                                           the Borrower has provided an updated Corporate and Project Budget to the Agent, in form and substance satisfactory to the Agent, which sets out the proposed use of those proceeds; and

(2)                                           the Agent has given its written consent to the updated Corporate and Project Budget provided by the Borrower under clause 9.6(b)(1).

9.7                                        Provision of information and reports

Each Transaction Party must ensure the Agent is provided with the following, which must in the case of the information referred to in clauses 9.7(a), 9.7(b), 9.7(c) and 9.7(d), be in the form and contain information satisfactory to the Agent:

(a)                                          Financial Reports:

(1)                                           as soon as available, a copy of the consolidated annual audited Financial Report of the Borrower and its Subsidiaries for the year ending 31 December 2009;

(2)                                           as soon as available, a copy of the annual audited Financial Report of CRL for the year ending 31 December 2009;

(3)                                           as soon as available and no later than 30 days after each Quarterly Date, copies of the consolidated unaudited quarterly Financial Report of the Borrower and its Subsidiaries for the Quarter immediately preceding that Quarterly Date; and

(4)                                           as soon as available and no later than 30 days after each Quarterly Date, copies of the consolidated unaudited quarterly Financial Report of CRL for the Quarter immediately preceding that Quarterly Date;

(b)                                         monthly reports: as soon as practicable and no later than 30 days after the end of each month, a report detailing as appropriate having regard to the status of development of a Project:

(1)                                           the development of that Project;

(2)                                           actual and forecast expenditure (including capital costs) relating to that Project, and reconciliations and performance of that Project against the current Corporate and Project Budget; and

(3)                                           other information in relation to the development of that Project as the Agent may reasonably require;

(c)                                          Corporate and Project Budget: without limiting the circumstances in which the Agent may update the Corporate and Project Budget, any proposed amendment, variation or change to the Corporate and Project Budget, for the approval of the Agent under clause 9.6(a);

(d)                                         Proceeds Account reports: no later than 30 days after the end of each Quarter, a statement summarising all deposits to and withdrawals from the Proceeds Account;

(e)                                          environmental reports: no later than 10 days after becoming aware of any Environmental Liability or breach or potential breach of any Environmental Law, a report detailing those Environmental Liabilities and breaches or potential breaches of Environmental Laws;

(f)                                            documents issued: a copy of all notices, circulars, documents and other written information issued by the Borrower to its shareholders or filed by the Borrower under Securities Laws and available to the public at the same time as their issue or filing; and

(g)                                         other information: any other information which the Agent reasonably requests in relation to it, any of its assets or the Projects.

9.8                                        Proper accounts

Each Transaction Party must:

(a)                                          keep accounting records which give a true and fair view of its financial condition and state of affairs; and

(b)                                         ensure that the accounts it provides under clause 9.7(a) are guided by (but not certifiably in accordance with) the Accounting Standards.

9.9                                        Notices to the Agent

Each Transaction Party must notify the Agent as soon as it becomes aware of:

(a)                                          any Default occurring;

(b)                                         any material breach of, or material default under, any Document to which it is a party;

(c)                                          any material breach of any applicable license or law that may potentially affect the validity or good standing of a Project or the Project Assets, or the Borrower’s or CRL’s legal and beneficial title to their respective Project Assets, or the value of the Secured Property;

(d)                                         any event or circumstance which entitles a person to cancel, terminate or suspend any Mineral Rights, Environmental Approvals, Authorizations or a Project Document;

(e)                                          any revised estimate of measured reserves and resources in respect of a Project;

(f)                                            a material change in key personnel, mining or metallurgical method in respect of a Project;

(g)                                         any proposed changes to a Project Document;

(h)                                         any material adverse change in the position or prospects of a Project or a Transaction Party;

(i)                                             any representation, warranty, action or statement made, or taken to be made, by it is or becomes false, misleading or incorrect;

(j)                                             any intention by it to exercise any right, power or remedy under any Document to which it is a party as a consequence of any default under it;

(k)                                          any breach of an Authorization;

(l)                                             any breach of, or claim being made against a Transaction Party under, any Environmental Laws or Environmental Approvals;

(m)                                       any material notices given or received by a Transaction Party under any Project Document;

(n)                                         any litigation, arbitration, administration or other proceeding in respect of it or any of its assets being commenced or threatened which:

(1)                                           is in excess of US$500,000 (or the equivalent amount in another currency); or

(2)                                           if adversely determined would have or be likely to have a Material Adverse Effect;

(o)                                         a demand under a Surety Obligation given by that Transaction Party;

(p)                                         any Encumbrance that exists over any of its assets other than a Permitted Encumbrance or an Encumbrance disclosed to the Agent in the Bensing Title Reports;

(q)                                         any dispute between a Transaction Party and a Government Agency or any proposal of any Government Agency to compulsorily acquire any of its assets;

(r)                                            the acquisition by it of a Subsidiary;

(s)                                          the acquisition by it or any of its Subsidiaries of any interest in real property;

(t)                                            any replacement of a member of, or the addition of a member to, the senior operating and corporate management team which manages the operations of a Project or the Transaction Parties; and

(u)                                         any material land claims or other claims with respect to a Project, Project Areas or the Project Assets and any material dispute with landowners located in or around the Project Areas.

9.10                                 Corporate existence

Each Transaction Party must ensure that it:

(a)                                          does everything necessary to maintain its corporate existence in good standing;

(b)                                         does not transfer its jurisdiction of incorporation without the prior written consent of the Agent; and

(c)                                          does not enter into or implement any merger, demerger, scheme of arrangement, amalgamation, consolidation or reconstruction without the Agent’s prior written consent.

9.11                                 Compliance

Each Transaction Party must:

(a)                                          comply with all its obligations under each Document to which it is a party; and

(b)                                         ensure that no Event of Default occurs.

9.12                                 Maintenance of capital

A Transaction Party must not without the Agent’s prior written consent:

(a)                                          reduce or pass a resolution to reduce its capital;

(b)                                         buy-back or pass a resolution to buy-back, any of its shares or member ownership interests (as applicable); or

(c)                                          attempt or take any steps to do anything which it is not permitted to do under clauses 9.12(a) or 9.12(b).

9.13                                 Compliance with laws and Authorizations

Each Transaction Party must:

(a)                                          comply with all laws and legal requirements, including each judgement, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets;

(b)                                         obtain, maintain and comply with all Authorizations required:

(1)                                           for the enforceability against it of each Document to which it is a party, or to enable it to perform its obligations under each Document to which it is a party;

(2)                                           in relation to it or any of its assets; and

(3)                                           in relation to the Borrower or CRL, for the development and operation of a Project;

(c)                                          ensure that no Authorization referred to in clause 9.13(b) is cancelled reduced or suspended; and

(d)                                         not do anything which would prevent the renewal of any Authorization referred to in clause 9.13(b) or cause it to be renewed on less favourable terms.

9.14                                 Payment of debts, outgoings and Taxes

(a)                                          Each Transaction Party must pay or cause to be paid its debts and financial obligations including all rates, rents and other outgoings when due and payable, except where that Transaction Party is contesting its liability to pay that financial obligation, and has reasonable grounds to do so, in appropriate proceedings satisfactory to the Financier.

(b)                                         Each Transaction Party must pay or cause to be paid all Taxes when due, other than Contested Taxes.

(c)                                          Each Transaction Party must set aside sufficient reserves to cover any Contested Taxes.

(d)                                         Each Transaction Party must pay or cause to be paid all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid, unless failure to pay any Contested Taxes may have a Material Adverse Effect, in which case those the Contested Taxes must be paid.

9.15                                 Project Documents

(a)                                          A Transaction Party must not without the prior written consent of the Agent:

(1)                                           amend or vary, or agree to an amendment or variation of;

(2)                                           terminate, rescind or discharge (except by performance);

(3)                                           grant any waiver, time or indulgence in respect of any obligation under;

(4)                                           do or omit to do anything which may adversely affect the provisions or operation of; or

(5)                                           do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 9.15(a)(1) to (4) in respect of,

any Project Document to which it is a party.

(b)                                         If a Transaction Party proposes to enter into a Material Agreement, the Agent may request the Transaction Party and each other party to the Material Agreement to enter into a side agreement or tripartite agreement between the Finance Parties, the relevant Transaction Party and each other party to that Material Agreement in form and substance satisfactory to the Agent.

(c)                                          If the Agent makes a request under clause 9.15(b) that a side agreement or tripartite agreement be entered into in respect of a Material Agreement, no Transaction Party may enter into that Material Agreement unless a side agreement or tripartite agreement has been entered into between the Finance Parties, the relevant Transaction Party and each other party to that Material Agreement in form and substance satisfactory to the Agent.

(d)                                         The parties agree that no term contained in a Side Agreement affects the rights and obligations of the parties under any other Transaction Document.

(e)                                          Each Transaction Party must do all things necessary to enforce all of its rights, powers and remedies under each Project Document to which it is a party where it is commercially prudent to do so.

(f)                                            A Transaction Party must not enter into any agreement relating to the development and operation of the Projects or any other agreement or contract which relates to the Projects where the aggregate amount of payments to be made under that agreement or contract is anticipated to exceed US$500,000, without the prior written consent of the Agent.

9.16                                 Amendments to constitution

A Transaction Party must not amend its memorandum and articles of association, articles of incorporation, articles of organization, by-laws, constitution, operating agreement, or other constating documents without the Agent’s prior written consent, which consent must not be unreasonably withheld.

9.17                                 Negative pledge and disposal of assets

(a)                                          A Transaction Party must not create or allow to exist or agree to any interest or Encumbrance over any of its assets other than a Permitted Encumbrance or any Encumbrance disclosed to the Agent in the Bensing Title Reports.

(b)                                         A Transaction Party must not without the prior written consent of the Agent Dispose of any of its assets other than a Disposal (which is not a Disposal of a Project Asset) of an asset which is sold in the ordinary course of ordinary business and at market value where the aggregate of assets sold by all Transaction Parties in the preceding 12 month period is less than US$250,000.

(c)                                          A Transaction Party must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Permitted Encumbrance or any Encumbrance disclosed to the Agent in the Bensing Title Reports.

(d)                                         A Transaction Party must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances.

(e)                                          A Transaction Party must not enter into any arrangement which, if complied with, would prevent any Transaction Party from complying with its obligations under the Transaction Documents.

(f)                                            The Borrower must not Dispose of any of its member ownership interest in CRL or any other member ownership interest or shares it owns in another Subsidiary of the Borrower without the prior written consent of the Financier.

9.18                                 No change to business

Each Transaction Party must ensure that:

(a)                                          each of the Borrower’s and CRL’s business is operated in accordance with the Corporate and Project Budget; and

(b)                                         no Transaction Party engages in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations of mineral exploration, mining or processing, except with the prior written consent of the Agent.

9.19                                 Financial accommodation and Financial Indebtedness

(a)                                          A Transaction Party must not subscribe for capital in an entity, provide any financial accommodation, or give any Surety Obligation in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation.

(b)                                         A Transaction Party must not incur any Financial Indebtedness other than Permitted Financial Indebtedness.

9.20                                 Arm’s length transactions

A Transaction Party must not:

(a)                                          enter into an agreement with any person;

(b)                                         acquire or Dispose of an asset;

(c)                                          obtain or provide a service;

(d)                                         obtain a right or incur an obligation; or

(e)                                          implement any other transaction,

unless it does so on terms which are no less favourable to it than arm’s length terms.

9.21                                 No Subsidiaries

No Transaction Party may incorporate any new Subsidiary (whether wholly-owned or otherwise) unless the new Subsidiary executes and delivers to the Agent the Guarantee Assumption Agreement.

9.22                                 Restrictions on Distributions and fees

A Transaction Party must not:

(a)                                          make any Distribution; or

(b)                                         pay any director fees, management fees, consultancy fees or other like payments to any director or Affiliate of a Transaction Party unless those fees or other payments are:

(1)                                           reasonable and no more or less favourable than it is reasonable to expect would be the case if the relevant persons were dealing with each other on arm’s length terms; or

(2)                                           paid with the Agent’s prior written consent.

9.23                                 Undertakings regarding Secured Property

Each Transaction Party must:

(a)                                          maintenance of the Secured Property:

(1)                                           maintain and protect its Secured Property;

(2)                                           keep its Secured Property in a good state of repair and in good working order allowing for fair wear and tear;

(3)                                           remedy every defect in its title to any part of its Secured Property;

(4)                                           take or defend all legal proceedings to protect or recover any of its Secured Property; and

(5)                                           keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss.

(b)                                         further security:

(1)                                           do anything which the Agent reasonably requests which more satisfactorily charges or secures the priority of its Security, or secures to the Financier its Secured Property in a manner consistent with any provision of any Transaction Document, or aids in the exercise of any Power of a Finance Party, including, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers;

(2)                                           when the Agent requests, execute a legal or statutory mortgage in favour of the Financer over the any of the Transaction Parties’ rights, title and interest in any real property acquired by it on or after the date of this agreement in form and substance required by the Agent, but the Agent cannot require an obligation which is more onerous than any obligation contained in any Transaction Document;

(3)                                           use its best endeavours to record any mortgage executed under clause 9.23(b)(2); and

(4)                                           if a Transaction Party acquires any material assets:

(A)                                       promptly notify the Agent of that acquisition; and

(B)                                         at the request of the Agent, procure the company that has acquired those assets to grant security over those assets in favour of a Finance Party in form and substance required by the Agent, but the Agent cannot require an obligation which is more onerous than any obligation contained in any Transaction Document;

(c)                                          Title Documents: deposit with the Agent all the Title Documents it holds or is entitled to hold in respect of any of its Secured Property which is subject to a fixed charge, mortgage, a pledge or similar kind of security created under its Security immediately on:

(1)                                           its execution of that Security; and

(2)                                           acquisition of any asset which forms part of its Secured Property and is subject to that charge, mortgage, pledge or similar kind of security created by its Security;

(d)                                         registration and protection of security: ensure that its Security is registered, recorded, and filed in all registers in all jurisdictions in which it must be registered, recorded and/or filed to ensure the enforceability, validity and priority of the Security against all persons and to be effective as a security;

(e)                                          no partnership or joint venture: not enter into any profit sharing arrangement in relation to its Secured Property or any partnership or joint venture with any other person without the Agent’s written consent, other than (until completion under the Cebolleta Acquisition Agreement occurs) under the Cebolleta Joint Venture Agreement; and

(f)                                            no Encumbrances: cause any Encumbrance which is lodged in respect of its Secured Property, other than a Permitted Encumbrance or any Encumbrance disclosed to the Agent in the Bensing Title Reports, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence.

9.24                                 Insurance

(a)                                          General requirements: Each Transaction Party must insure and keep insured its Secured Property (including the Project Assets):

(1)                                           for amounts and against risks in accordance with Good Industry Practice or any higher standard which the Agent may reasonably request;

(2)                                           against damage, destruction and any other risk to their full replacement value;

(3)                                           against workers’ compensation and public liability; and

(4)                                           for any other risk to the extent and for the amounts the Agent may reasonably require and notify to the Security Provider from time to time.

(b)                                         Payment of premiums: Each Transaction Party must punctually pay all premiums and other amounts necessary to effect and maintain in force each insurance policy.

(c)                                          Contents of insurance policy: The Transaction Parties must ensure that every insurance policy:

(1)                                           is taken out in the name of a Transaction Party, notes each Finance Party as an insured and insures each of their insurable interests;

(2)                                           names the Agent as the loss payee;

(3)                                           cannot be terminated or varied by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Agent is given 10 days prior written notice for non-payment of the relevant premium or 30 days prior written notice for any other reason for termination or variation of the relevant insurance policy;

(4)                                           provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured parties and that failure by one insured party to observe and fulfil the conditions of the policy will not prejudice the rights of any other insured party;

(5)                                           insures the Finance Parties interest up to the limits of the policy regardless of any breach or vitiation by any Transaction Party or any other insured person (which ever is applicable) of any warranties, declarations or conditions contained in that policy; and

(6)                                           includes any other terms and conditions which the Agent may reasonably require, unless the insurer does not agree to such terms and conditions after the Borrower has used its best efforts to obtain same.

(d)                                         Reputable insurer: The Transaction Parties must take out each insurance policy with a reputable and substantial insurer approved by the Agent (whose approval is not to be unreasonably withheld).

(e)                                          No prejudice: The Transaction Parties must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

(f)                                            Deliver documents: The Transaction Parties must promptly deliver to the Agent:

(1)                                           adequate evidence as to the existence and currency of the insurances required under this clause 9.24; and

(2)                                           any other detail which the Agent may reasonably require and notify to the Security Provider from time to time.

(g)                                         No change to policy: The Transaction Parties must not vary, rescind, terminate, cancel or make a material change to any insurance policy without the Agent’s written consent.

(h)                                         Full disclosure: Before entering into each insurance policy, the Transaction Parties must disclose to the insurer all facts which are material to the insurer’s risk.

(i)                                             Assistance in recovery of money: The Transaction Parties must do all things reasonably required by a Finance Party to enable the Finance Party to recover any money due in respect of an insurance policy.

(j)                                             Notification by Security Provider: The Transaction Parties must notify the Agent as soon as reasonably practicable after it becomes aware of:

(1)                                           an event which in relation to a Security Property gives rise to a claim of US$250,000 or more under an insurance policy; and

(2)                                           the cancellation or variation for any reason of any insurance policy in relation to its Secured Property.

(k)                                          Dealing with insurance policy proceeds:

(1)                                           If a claim with respect to Secured Property is greater than US$500,000, or if a claim with respect to Secured Property is less than US$500,000 but the Agent determines that there are not sufficient funds available to the Borrower to ensure that the Borrower can pay or repay any part of the Secured Moneys due and payable by it, the Agent may direct that insurance claim, to irrevocably authorise, instruct and direct the insurer to pay the proceeds of that claim to up to the amount of the Secured Moneys to the Financier.

(2)                                           If an Event of Default has occurred and is continuing, the proceeds in respect of any insurance policy must be used to repay the Secured Moneys outstanding at that time or for any other purpose which the Agent approves.

(3)                                           The proceeds in respect of any claim under an insurance policy in respect of lost, destroyed or damaged property of a Transaction Party that are not being applied in accordance with clauses 9.24(k)(1) and 9.24(k)(2), must be applied towards the reinstatement of that property.

(4)                                           Clauses 9.24(k)(1), (2) and (3) do not apply to proceeds received from any workers’ compensation or public liability policy to the extent that the proceeds are paid to a person entitled to be compensated under the workers’ compensation or public liability policy.

(5)                                           Any amount received by the Agent in accordance with clauses 9.24(k)(1) or 9.24(k)(2) may be applied by the Agent as a mandatory prepayment of the Principal Outstanding, and clause 3.5 will apply to the prepayment.

(l)                                             Power to take proceedings: if an Event of Default has occurred and is continuing and a Receiver has not been appointed, the Agent alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(1)                                           any claim under any insurance policy; and

(2)                                           any compensation claim in respect of any injury to an employee of a Finance Party, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

9.25                                Term of undertakings

Unless the Agent otherwise agrees in writing, until:

(a)                                          the Commitment is cancelled;

(b)                                         the Secured Moneys are unconditionally paid in full; and

(c)                                          each Security is discharged,

each Transaction Party must, at its own cost, comply with its undertakings in this clause 9.

10               Proceeds Account

10.1                                 Establishment of Proceeds Account

The Transaction Parties covenant and agree with the Agent:

(a)                                          that the Borrower will establish and maintain a United States Dollars denominated interest bearing account located in the United States of America in a place and with a bank or financial institution acceptable to the Agent, that account to be called ‘Neutron Energy — Proceeds Account’;

(b)                                         to maintain the Proceeds Account in the location and with the bank or financial institution at which each of that account was originally established and not change that account to another bank or financial institution without the Agent’s prior written consent;

(c)                                          to cause all interest and other earnings on the Proceeds Account to be credited to that account; and

(d)                                         to deal with the amounts standing to the credit of the Proceeds Account in accordance with this clause 10 and not otherwise.

10.2                                 Flow of funds from Proceeds Account

(a)                                          The Borrower must deposit, or cause to be deposited, directly into the Proceeds Account:

(1)                                           the proceeds of all Funding Portions;

(2)                                           any money received in connection with the Projects (including proceeds of sales of assets and insurance proceeds); and

(3)                                           subject to clause 3.5(a)(2), the Net Proceeds of any Equity Capital Raising.

(b)                                         The Borrower must not make a withdrawal from the Proceeds Account for any purpose at any time unless:

(1)                                           the Agent has approved the withdrawal in writing; and

(2)                                           the withdrawal is made for application within the next following 30 day period in accordance with the current Corporate and Project Budget as approved by the Agent, and at the time of the proposed withdrawal, no Default or Review Event has occurred and is continuing, or would occur as a result of making the withdrawal.

11               Events of Default

11.1                                 Events of Default

It is an Event of Default, whether or not it is within the control of a Transaction Party, if:

(a)                                          failure to pay: a Transaction Party fails to pay or repay any part of the Secured Moneys when due and payable by it;

(b)                                         non-remediable failure: a Transaction Party fails to perform any undertaking or obligation of it under any Transaction Document (other than as described in clause 11.1(a)) and that failure is not in the opinion of the Agent remediable;

(c)                                          remediable failure: the failure described in clause 11.1(b) is in the opinion of the Agent remediable, and the Transaction Party does not remedy the failure within 10 Business Days after the Transaction Party becomes aware of that failure or receives a notice from the Agent specifying the failure (whichever occurs first);

(d)                                         Key Mining Claims:

(1)                                           a Key Mining Claim is terminated or otherwise ceases to be in full force and effect; or

(2)                                           a Key Mining Claim is, subject to any disclosure to the Agent in the Bensing Title Reports:

(A)                                       abandoned, terminated or otherwise determined in the opinion of the Agent to be invalid or owned by a person other than the Borrower or CRL (as applicable); or

(B)                                         not maintained by the Borrower or CRL (as applicable) by the timely payment of annual maintenance fees, recording of instruments, or performance of annual assessment work, or otherwise;

(e)                                          Project Documents: any party to a Project Document fails to perform or observe any of its material undertakings or obligations under a Project Document and that party does not remedy the failure within the grace period stated in the Project Document or, if no grace period is stated, within 15 Business Days;

(f)                                            Authorizations: a Transaction Party fails to maintain and comply in all material respects with all applicable Authorizations that relate to the development and operation of a Project;

(g)                                         abandonment: all or any material part of a Project, is abandoned;

(h)                                         destruction of Secured Property: all or a material part of the Secured Property is destroyed, lost or damaged beyond repair or proves to be materially defective in circumstances not covered fully by any insurance in favour of a Transaction Party;

(i)                                             expropriation: any Secured Property is seized, nationalised, compulsorily acquired or expropriated by, or by order of, a Government Agency or under any law or a Government Agency orders the sale, vesting or divesting of any part of the Secured Property, or a restraint, restriction, prohibition, intervention, law, decree or other order of a Government Agency or any other matter or thing occurs which wholly or partially prevents or hinders:

(1)                                           the performance by a Transaction Party of any of its obligations under a Document; or

(2)                                           the development or operation of a Project or the Project Assets;

(j)                                             misrepresentation: any representation or warranty or statement made, or taken to have been made in accordance with clause 8.3, of a Transaction Party under or in connection with a Transaction Document is found to have been incorrect or misleading when made or repeated, or taken to have been made or repeated, unless rectified within 20 Business Days of that representation or warranty or statement having been made or taken to have been made;

(k)                                          acceleration of payments: a Transaction Party does anything which constitutes an event, whatever called, which causes or enables the acceleration of a payment to be made under a Document, or the enforcement or termination or rescission of a Document;

(l)                                             cross default: any Financial Indebtedness of a Transaction Party in an amount in excess of US$250,000:

(1)                                           becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment; or

(2)                                           is not paid when due (after taking into account any applicable grace period);

(m)                                       Encumbrance: any Encumbrance is enforced, or becomes capable of being enforced, against an asset of a Transaction Party;

(n)                                         judgment: a judgment in an amount exceeding US$250,000 is obtained against a Transaction Party and is not set aside or satisfied within 10 Business Days;

(o)                                         execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of a Transaction Party in an amount exceeding US$250,000 and is not set aside or satisfied within 10 Business Days;

(p)                                         winding up: any of the following occur:

(1)                                           an application is made;

(2)                                           an order is made; or

(3)                                           a resolution is passed or any steps are taken to pass a resolution,

for the winding up of any Transaction Party;

(q)                                         administration, liquidation, receivership etc: any of the following occur:

(1)                                           an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, controller or similar official is appointed, or any steps are taken to that appointment; or

(2)                                           a resolution to appoint an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee,

controller or similar official is passed, or any steps are taken to pass a resolution to that appointment,

to a Transaction Party or over the assets of a Transaction Party;

(r)                                            deregistration: a Transaction Party is deregistered, or any steps are taken to deregister a Transaction Party under any applicable law;

(s)                                          suspends payment: a Transaction Party suspends payment of its debts generally;

(t)                                            insolvency: a Transaction Party:

(1)                                           is unable to pay its debts when they are due;

(2)                                           states that it is insolvent or unable to pay its debts when they are due; or

(3)                                           is presumed to be insolvent or becomes insolvent under administration as defined or recognised under any applicable law, or action is taken which could result in those events;

(u)                                         arrangements: a Transaction Party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

(v)                                         reorganisation: a Transaction Party breaches clause 9.10(c);

(w)                                       amendment of constituent documents: the memorandum and articles of association, constitution or other constating documents (including a by-law) of a Transaction Party are amended in a manner that has, or is likely to have, a Material Adverse Effect;

(x)                                           ceasing business: a Transaction Party ceases to carry on business;

(y)                                         unenforceability:

(1)                                           a material provision of a Document is illegal, void, voidable or unenforceable;

(2)                                           any person becomes entitled to terminate, rescind or avoid any material provision of any Document; or

(3)                                           the execution, delivery or performance of a Document by a Transaction Party breaches or results in a contravention of any law;

(z)                                           Material Adverse Effect: any event occurs which has or is likely to have a Material Adverse Effect; or

(aa)                                    jurisdictional equivalent: anything analogous or having a substantially similar effect to any of the events specified in clauses 11.1(p), 11.1(q), 11.1(r), 11.1(s), 11.1(t), 11.1(u) and 11.1(v) happens under the law of any applicable jurisdiction.

11.2                                 Effect of Event of Default

(a)                                          If an Event of Default occurs the Agent may, at any time after its occurrence by notice to the Borrower declare that:

(1)                                           the Secured Moneys are immediately due and payable; or

(2)                                           the Commitment is cancelled,

or make each of the declarations under clauses 11.2(a)(1) and 11.2(a)(2).

(b)                                         The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 11.2(a)(1).

11.3                                 Transaction Parties to continue to perform

(a)                                          If the Agent makes a declaration under clause 11.2 or a gives a notice under clause 11.5(d):

(1)                                           the declaration or notice does not affect the obligations of a Transaction Party under the Transaction Documents; and

(2)                                           each Transaction Party must continue to perform its obligations under the Transaction Documents as if the declaration had not been made or the notice had not been given, subject to any directions given by a Finance Party under any Transaction Document.

(b)                                         Clause 11.3(a) does not affect the Borrower’s obligations under clause 11.2.

11.4                                 Enforcement

(a)                                          The Transaction Documents may be enforced without notice to a Transaction Party or any other person even if:

(1)                                           a Finance Party accepts any part of the Secured Moneys after an Event of Default; or

(2)                                           there has been any other Event of Default.

(b)                                         No Finance Party is liable to any Transaction Party for any Loss a Transaction Party may suffer, incur or be liable for arising out of or in connection with a Finance Party exercising any Power, except to the extent specifically set out in a Transaction Document.

11.5                                 Review event

(a)                                          It is a Review Event if there is a change in Control of the Borrower, other than a change of Control which occurs as a result of the completion of an IPO.

(b)                                         Each Transaction Party must notify the Agent as soon as it becomes aware of the occurrence of a Review Event.

(c)                                          The Financier has the right to review the Facility for a period of 60 days from the date on which the Agent receives a notice under clause 11.5(b) or becomes aware of the occurrence of a Review Event.

(d)                                         If the Financier decides that it does not wish to continue to provide the Facility following the occurrence of a Review Event, it must give written notice to that effect to the Borrower within the 60 day review period referred to in clause 11.5(c). The notice must state a date (not earlier than 90 days from the date of the service of the notice) by which the Secured Moneys must be paid in full, and the Borrower must pay the Secured Moneys to the Agent in full on the date stated in the notice.

12               Market Disruption Event

12.1                                 Market Disruption

(a)                                          If a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period, then the interest payable by the Borrower for the Interest Period will be the rate per annum which is the sum of:

(1)                                           the Margin; and

(2)                                           the rate notified to the Borrower by the Agent as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the actual cost to the Financier of funding that Funding Portion from whatever source it may reasonably select.

(b)                                         In this agreement, Market Disruption Event means:

(1)                                           at or about noon in Sydney on the first day of the relevant Interest Period, the Reuters screen LIBOR page is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine the Base Rate for the relevant currency and period; or

(2)                                           before close of business in Sydney on the first day of the relevant Interest Period, the cost to the Financier of obtaining matching deposits on that day would be in excess of the Base Rate.

(c)                                          No Transaction Party may disclose to any person any information in relation to clause 12 or any rates notified by a Finance Party under clause 12 without the prior written consent of the Financier, except if a Transaction Party is required by law to do so.

13               Increased costs and illegality

13.1                                 Increased costs

(a)                                          If the Financier determines that any Change in Law affecting it or any of its Holding Companies directly or indirectly:

(1)                                           increases the effective cost to the Financier of performing its obligations under the Transaction Documents or funding or maintaining the Commitment or the Principal Outstanding;

(2)                                           reduces any amount received or receivable by the Financier under the Transaction Documents; or

(3)                                           in any other way reduces the effective return to the Financier or any Affiliate under the Transaction Documents or the overall return on capital of the Financier or any Affiliate,

(each an Increased Cost), the Borrower must pay to the Financier on demand compensation for the Increased Cost to the extent attributed by the Financier or Affiliate (using the methods it considers appropriate) to the Financier’s obligations under the Transaction Documents or the funding or maintenance of the Commitment or the Principal Outstanding.

(b)                                         A claim under clause 13.1(a) in the absence of manifest error, is sufficient evidence of the amount to which the Finance Party is entitled under clause 13.1(a) unless the contrary is proved.

(c)                                          If the Borrower receives a demand from the Financier under clause 13.1(a), the Borrower may, by written notice to the Agent on or before the date which is 20 Business Days after the date of that demand, cancel the Commitment and prepay the Secured Moneys in full.

(d)                                         A notice under clause 13.1(c) is irrevocable and the Borrower must, on the date which is 40 Business Days after the date that the notice is given, pay to the Agent on account of the Financier the Secured Moneys in full.

13.2                                 Illegality

(a)                                          If any Change in Law or other event makes it illegal for the Financier to perform its obligations under the Transaction Documents or fund or maintain the Commitment, the Financier may by notice to the Borrower:

(1)                                           suspend its obligations under the Transaction Documents for the duration of the illegality; or

(2)                                           by notice to the Borrower, cancel the Commitment and require the Borrower to repay the Secured Moneys in full on the date which is 40 Business Days after the date on which the Financier gives the notice or any earlier date required by, or to comply with, the applicable law.

(b)                                         A notice under clause 13.2(a)(2) is irrevocable and the Borrower must, on the repayment date determined under clause 13.2(a)(2), pay to the Agent on account of the Financier the Secured Moneys in full.

13.3                                Reduction of Commitment

The Commitment is reduced by any amount of Secured Moneys paid under this clause 12 and accordingly, an amount paid under this clause 12 may not be redrawn.

14               Guaranty and indemnity

14.1                                 Guaranty

On and from delivery of the Guarantee Assumption Agreement to the Agent under clause 9.1, the Guarantor unconditionally and irrevocably guarantees to the Financier the payment of the Secured Moneys.

14.2                                 Payment

(a)                                           If the Secured Moneys are not paid when due, the Guarantor must immediately on demand from the Financier pay to the Financier the Secured Moneys in the same manner and currency as the Secured Moneys are required to be paid.

(b)                                          A demand under clause 14.2(a) may be made at any time and from time to time.

14.3                                 Securities for other money

The Financier may apply any amounts received by it or recovered under any:

(a)                                           Collateral Security; or

(b)                                          other document or agreement,

which is a security for any of the Secured Moneys and any other money in the manner it determines in its absolute discretion.

14.4                                 Amount of Secured Moneys

(a)                                           This clause 14 applies to any amount which forms part of the Secured Moneys from time to time.

(b)                                          The obligations of the Guarantor under this clause 14 extends to any increase in the Secured Moneys as a result of:

(1)                                          any amendment, supplement, renewal or replacement of any Transaction Document to which a Transaction Party and the Financier is a party; or

(2)                                          the occurrence of any other thing arising under or in connection with any Transaction Document.

(c)                                           Clause 14.4(b):

(1)                                          applies regardless of whether the Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which a Transaction Party and the Financier is a party or the occurrence of any other thing; and

(2)                                          does not limit the obligations of the Guarantor under this clause 14.

14.5                                 Proof by Financier

In the event of the liquidation of a Transaction Party, the Guarantor authorises the Financier to prove for all money which the Guarantor has paid or is or may be obliged to pay under any Transaction Document, any other document or agreement or otherwise in respect of the Secured Moneys.

14.6                                 Avoidance of payments

(a)                                           If any payment, conveyance, transfer or other transaction relating to or affecting the Secured Moneys is:

(1)                                          void, voidable or unenforceable in whole or in part; or

(2)                                          claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of the Guarantor under this clause 14 and any Power is the same as if:

(3)                                          that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)                                          any release, settlement or discharge made in reliance on any thing referred to in clause 14.6(a)(3),

had not been made and the Guarantor must immediately take all action and sign all documents necessary or required by the Financier to restore to the Financier the benefit of this clause 14 and any Encumbrance held by the Financier immediately before the payment, conveyance, transfer or transaction.

(b)                                          Clause 14.6(a) applies whether or not the Financier knew, or ought to have known, of anything referred to in clause 14.6(a).

14.7                                 Indemnity for avoidance of Secured Moneys

(a)                                           If any of the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) are irrecoverable by the Financier from:

(1)                                          any Transaction Party; or

(2)                                          the Guarantor on the footing of a guaranty,

the Guarantor unconditionally and irrevocably, and as a separate and principal obligation:

(3)                                          indemnifies the Financier against any Loss suffered, paid or incurred by the Financier in relation to the non payment of that money; and

(4)                                          must pay the Financier an amount equal to that money.

(b)                                          Clause 14.7(a) applies to the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)                                          they are or may be irrecoverable because of any event described in clause 14.12;

(2)                                          they are or may be irrecoverable because of any other fact or circumstance;

(3)                                          the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(4)                                          any matters relating to the Secured Moneys are or should have been within the knowledge of the Financier.

14.8                                 No obligation to marshal

The Financier is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)                                           any Encumbrance, Surety Obligation or Collateral Security or other document or agreement held, at any time, by or on behalf of that or the Financier; or

(b)                                          any money or asset which the Financier, at any time, holds or is entitled to receive.

14.9                                 Non-exercise of the Guarantor’s rights

The Guarantor must not exercise any rights it may have inconsistent with this clause 14.

14.10                         Principal and independent obligation

(a)                                           This clause 14 is:

(1)                                          a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)                                          independent of and not in substitution for or affected by any other Collateral Security which the Financier may hold in respect of the Secured Moneys or any obligations of any Transaction Party or any other person.

(b)                                          This clause 14 is enforceable against the Guarantor:

(1)                                          without first having recourse to any Collateral Security;

(2)                                          whether or not the Financier has made demand on any Transaction Party (other than any demand specifically required to be given, or notice required to be issued, to the Guarantor under clause 14.2 or any other provision of a Transaction Document);

(3)                                          whether or not the Financier has given notice to any Transaction Party or any other person in respect of any thing;

(4)                                          whether or not the Financier has taken any other steps against any Transaction Party or any other person;

(5)                                          whether or not any Secured Moneys is then due and payable; and

(6)                                          despite the occurrence of any event described in clause 14.12.

14.11                          Suspense account

(a)                                           The Financier may apply to the credit of a suspense account any:

(1)                                          amounts received under this clause 14;

(2)                                          dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

(3)                                          other amounts received from the Guarantor, a Transaction Party or any other person in respect of the Secured Moneys.

(b)                                          The Financier may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

14.12                         Unconditional nature of obligations

(a)                                           This clause 14 and the obligations of the Guarantor under the Transaction Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)                                          the grant to any Transaction Party or any other person at any time, of a waiver, covenant not to sue or other indulgence;

(2)                                          the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)                                          the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Transaction Document or any other document or agreement;

(4)                                          the liquidation of any Transaction Party or any other person;

(5)                                          any arrangement, composition or compromise entered into by the Financier, any Transaction Party or any other person;

(6)                                          any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)                                          any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)                                          any Collateral Security being given to the Financier by any Transaction Party or any other person;

(9)                                          any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)                                    any moratorium or other suspension of any Power;

(11)                                    the Financier, a Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)                                    the Financier obtaining a judgment against any Transaction Party or any other person for the payment of any of the Secured Moneys;

(13)                                    any transaction, agreement or arrangement that may take place with the Financier, any Transaction Party or any other person;

(14)                                    any payment to the Financier, a Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)                                    any failure to give effective notice to any Transaction Party or any other person of any default under any Transaction Document or any other document or agreement;

(16)                                    any legal limitation, disability or incapacity of any Transaction Party or of any other person;

(17)                                    any breach of any Transaction Document or any other document or agreement;

(18)                                    the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)                                    any Secured Moneys being irrecoverable for any reason;

(20)                                    any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or agreement;

(21)                                    any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)                                    the opening of a new account of any Transaction Party with the Financier or any transaction on or relating to the new account;

(23)                                    any prejudice (including material prejudice) to any person as a result of any thing done or omitted by the Financier, any Transaction Party or any other person;

(24)                                    any prejudice (including material prejudice) to any person as a result of the Financier, a Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(25)                                    any prejudice (including material prejudice) to any person as a result of any failure or neglect by the Financier, a Receiver, Attorney or any other person to recover the Secured Moneys from any Transaction Party or by the realisation of any property the subject of a Collateral Security;

(26)                                    any prejudice (including material prejudice) to any person as a result of any other thing;

(27)                                    the receipt by the Financier of any dividend, distribution or other payment in respect of any liquidation;

(28)                                    the failure of the Guarantor or any other person who is intended to become a co-surety or co-indemnifier of the Guarantor to execute this agreement or any other document; or

(29)                                    any other act, omission, matter or thing whether negligent or not.

(b)                                          Clause 14.12(a) applies irrespective of:

(1)                                          the consent or knowledge or lack of consent or knowledge, of the Financier, any Transaction Party or any other person of any event described in clause 14.12(a); or

(2)                                          any rule of law or equity to the contrary.

14.13                          No competition

(a)                                           Until the Secured Moneys have been fully paid and this clause 14 has been finally discharged, the Guarantor is not entitled to:

(1)                                          be subrogated to the Financier;

(2)                                          claim or receive the benefit of any Encumbrance, Surety Obligation or other document or agreement of which the Financier has the benefit;

(3)                                          claim or receive the benefit of any moneys held by the Financier;

(4)                                          claim or receive the benefit of any Power;

(5)                                          either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction Party liable to pay the Secured Moneys, except in accordance with clause 14.13(b);

(6)                                          make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Surety Obligation or by way of contribution) against any Transaction Party liable to pay the Secured Moneys;

(7)                                          accept, procure the grant of or allow to exist any Encumbrance in favour of the Guarantor from any Transaction Party liable to pay the Secured Moneys;

(8)                                          exercise or attempt to exercise any right of set-off against, or realise any Encumbrance taken from, any Transaction Party liable to pay the Secured Moneys; or

(9)                                          raise any defence or counterclaim in reduction or discharge of its obligations under this clause 14.

(b)                                          If required by the Financier, the Guarantor must prove in any liquidation of any Transaction Party liable to pay the Secured Moneys for all money owed to the Guarantor.

(c)                                           All money recovered by the Guarantor from any liquidation or under any Encumbrance or Surety Obligation from any Transaction Party liable to pay the Secured Moneys must be received and held in trust by the Guarantor for the Financier to the extent of the unsatisfied liability of the Guarantor under this clause 14.

(d)                                          The Guarantor must not do or seek, attempt or purport to do anything referred to in clause 14.13(a).

14.14                          Continuing guaranty

This clause 14 is a continuing obligation of the Guarantor, despite:

(a)                                           any settlement of account; or

(b)                                          the occurrence of any other thing,

and remains in full force and effect until:

(c)                                           the Secured Moneys have been unconditionally paid in full; and

(d)                                          this clause 14 has been finally discharged by all the Financier.

14.15                          Variation

This clause 14 extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of the Guarantor, including any increase in the limit or maximum principal amount available under a Transaction Document.

14.16                          Judgments

A final judgment obtained against a relevant Transaction Party is conclusive as against the Guarantor.

15               Indemnities and Break Costs

15.1                                 General indemnity

(a)                                          Each Transaction Party indemnifies each Finance Party against any Loss which that Finance Party, a Receiver (whether acting as agent of the Borrower or of a Finance Party) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(1)                                           a Funding Portion required by a Funding Notice not being made for any reason including any failure by a Transaction Party to fulfil any condition precedent contained in clause 2, but excluding any default by that Finance Party;

(2)                                           the occurrence of any Default;

(3)                                           a Finance Party exercising its Powers consequent upon or arising out of the occurrence of any Default;

(4)                                           the non-exercise, attempted exercise, exercise or delay in the exercise of any Power;

(5)                                           any act or omission of a Security Provider or any of its employees or agents;

(6)                                           the occupation, use or ownership of any Secured Property by a Security Provider or any of its employees or agents;

(7)                                           any workers’ compensation claim by any employee of a Security Provider;

(8)                                           any insurance policy in respect of any Secured Property;

(9)                                           any compulsory acquisition or statutory or judicial divestiture of any Secured Property;

(10)                                     any other thing in respect of a Security or any Secured Property; and

(11)                                     any payment made by the Financier to the Agent to indemnify the Agent for a Loss the Agent pays, suffers, incurs or is liable for in acting as Agent.

(b)                                         The indemnity in clause 15.1(a), includes:

(1)                                           the amount determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain the Commitment; and

(2)                                           loss of Margin.

15.2                                 Break Costs

The Borrower must, within 3 Business Days of demand by the Agent, pay to the Agent for the account of each Finance Party its Break Costs attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Interest Period for that Funding Portion.

15.3                                 Continuing indemnities and evidence of Loss

(a)                                          Each indemnity of a Transaction Party in a Transaction Document is a continuing obligation of the Transaction Party, despite:

(1)                                           any settlement of account; or

(2)                                           the occurrence of any other thing,

and remains in full force and effect until:

(3)                                           the Secured Moneys are unconditionally repaid in full; and

(4)                                           each Security has been finally discharged.

(b)                                         Each indemnity of a Transaction Party in a Transaction Document is an additional, separate and independent obligation of a Transaction Party and no one indemnity limits the general nature of any other indemnity.

(c)                                          Each indemnity of a Transaction Party in a Transaction Document survives the termination of any Transaction Document.

(d)                                         A certificate given by an Officer of a Finance Party detailing the amount of any Loss covered by any indemnity in a Transaction Document is sufficient evidence unless the contrary is proved.

16               Fees, Tax, costs and expenses

16.1                                 Arrangement fee

The Borrower must pay to the Agent a non-refundable and non-rebateable arrangement fee equal to 7% of the Commitment (being US$1,120,000), payable as follows:

(a)                                          on the date the Tranche 1 Funding Portion is provided to the Borrower under clause 3.1(a), US$540,000, less any Work Fees which have been paid to the Agent by the Borrower; and

(b)                                         on the date the Tranche 2 Funding Portion is provided to the Borrower under clause 3.1(b), US$580,000.

16.2                                 Tax

(a)                                          The Borrower must pay any Tax, other than an Excluded Tax in respect of any Finance Party, which is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Transaction Document).

(b)                                         The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 16.2(a) except to the extent that the fine, penalty or other cost is caused by the Agent’s failure to lodge money received from the Borrower within 5 Business Days before the due date for lodgement.

(c)                                          The Borrower indemnifies each Finance Party against any amount payable under clause 16.2(a) or 16.2(b).

16.3                                 Costs and expenses

The Borrower must pay the Finance Parties’ reasonable legal costs in relation to the negotiation, preparation, execution, delivery, stamping, registration and completion of a Transaction Document and all other costs and expenses of each Finance Party in relation to:

(a)                                          the variation and discharge of any Transaction Document;

(b)                                         the enforcement, protection or waiver of any rights under any Transaction Document;

(c)                                          the consent or approval of a Finance Party given under any Transaction Document;

(d)                                         any enquiry by a Government Agency involving the Borrower,

including:

(e)                                          any administration costs of each Finance Party in relation to the matters described in clause 16.3(c) or 16.3(d);

(f)                                            any legal costs and expenses and any professional consultant’s fees for the costs and expenses described in clauses 16.3(a) to 16.3(d) inclusive on a full indemnity basis; and

(g)                                         1 site visit for 2 representatives of the Finance Parties to a Project in each year on the occurrence of a potential Default, occurrence and continuance of a Default or an Event of Default (as that expression is defined in any Transaction Document).

17               Interest on overdue amounts

17.1                                 Payment of interest

Each Transaction Party must pay interest on:

(a)                                          any of the Secured Moneys due and payable by it, but unpaid; and

(b)                                         any interest payable but unpaid under this clause 17.

17.2                                 Accrual of interest

The interest payable under this clause 17:

(a)                                          accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)                                         may be capitalized at monthly intervals.

17.3                                 Rate of interest

The rate of interest payable under this clause 17 on any part of the Secured Moneys is the higher of:

(a)                                          the Overdue Rate determined by the Agent:

(1)                                           on the date that part of the Secured Moneys becomes due and payable but is unpaid; and

(2)                                           on each date which is 1 month after the immediately preceding date on which the Overdue Rate was determined under this clause 17.3(a); and

(b)                                         the rate fixed or payable under a judgment or other thing referred to in clause 17.2(a).

18               Assignment

18.1                                 Assignment by Transaction Party

A Transaction Party must not assign or novate any of its rights or obligations under a Transaction Document without the prior written consent of the Agent.

18.2                                 Borrower obligation in registered form

The obligation of the Borrower to pay principal and interest under this agreement is taken to be in registered form for the purposes of the United States Internal Revenue Code, Sections 871(h)(6), 881(c)(6), 163(f) and the regulations issued thereunder, including Temp. Treas. Reg. Section 5f.163-1(a) and Temp. Treas. Reg. Section 5f.103-1. Accordingly, the Borrower must maintain a book entry system to record the owner of the right to principal and interest and must issue to the Financier a Promissory Note evidencing a Funding Portion and making specific reference to the comply with the registration requirements in order to effect a transfer of the rights under the obligation, and clause 18.3 will apply to any assignment by the Financier of its rights under a Transaction Document with respect to the obligation of the Borrower to pay principal and interest.

18.3                                 Assignment by Finance Party

(a)                                          A Finance Party may assign or novate any of its rights and obligations under a Transaction Document to any person if:

(1)                                           any necessary prior Authorization is obtained;

(2)                                           the assignment or novation is to a person in the RMB group of companies (which term includes any person, partnership or corporate entity in that group) or, after consultation with the Borrower, to a reputable bank or financial institution or to a combination of reputable banks and financial institutions; and

(3)                                           it notifies the Agent and the Borrower.

(b)                                         In the event that the Financier elects to assign any of its rights under clause 18.3(a), the Financier must surrender to the Borrower each Promissory Note then on issue, and the Borrower must reissue those Promissory Notes to the assignee. An assignment by the Financier will be taken to be effective when the Promissory Notes are reissued by the Borrower.

18.4                                 Assist

Each party must do any thing which the Agent reasonably requests including, executing any documents or amending any Transaction Document, to effect any transfer, assignment or novation under this clause 18.

18.5                                 Lending Office

(a)                                          A Finance Party may change its Lending Office at any time.

(b)                                         A Financier must promptly notify the Agent and the Borrower of the change.

18.6                                 No increase in costs

If a Finance Party assigns or novates any of its rights or obligations under any Transaction Document or changes its Lending Office, no Transaction Party is required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the transfer or assignment or change of Lending Office.

19               Saving provisions

19.1                                 No merger of security

(a)                                          Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)                                           any Encumbrance or indemnity in favour of any Finance Party; or

(2)                                           any Power.

(b)                                         No other Encumbrance or Transaction Document which a Finance Party has the benefit of in any way prejudicially affects any Power.

19.2                                 Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:

(a)                                          lessens, varies or affects in favour of a Transaction Party any obligations under a Transaction Document; or

(b)                                         stays, postpones or otherwise prevents or prejudicially affects the exercise by any Finance Party of any Power,

is negatived and excluded from each Transaction Document and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

19.3                                 Conflict

Where any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Transaction Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

19.4                                 Consents

(a)                                          Whenever the doing of any thing by a Transaction Party is dependent on the consent of a Finance Party, the Finance Party may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Transaction Document.

(b)                                         Any conditions imposed on a Transaction Party by a Finance Party under clause 19.4(a) must be complied with by the Transaction Party.

19.5                                 Principal obligations

This agreement and each Collateral Security is:

(a)                                          a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

(b)                                         independent of, and unaffected by, any other Encumbrance or other obligation which any Finance Party may hold at any time in respect of the Secured Moneys.

19.6                                 Non-avoidance

If any payment by a Transaction Party to a Finance Party is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Transaction Party or any other thing, and whether or not:

(a)                                          any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)                                         any thing was or ought to have been within the knowledge of any Finance Party,

the Transaction Party:

(c)                                          as an additional, separate and independent obligation, indemnifies each Finance Party against that avoided payment; and

(d)                                         acknowledges that any liability of the Transaction Party under the Transaction Documents and any right or remedy of the Finance Parties under the Transaction Documents is the same as if that payment had not been made.

19.7                                 Set-off authorised

If a Transaction Party does not pay any amount when due and payable by it to any Finance Party under a Transaction Document, the Finance Party may:

(a)                                          apply any credit balance in any currency in any account of the Transaction Party with the Finance Party in or towards satisfaction of that amount; and

(b)                                         effect any currency conversion which may be required to make an application under clause 19.7(a).

19.8                                 Agent’s certificates and approvals

(a)                                          A certificate signed by any Officer of the Agent in relation to any amount, calculation or payment under any Transaction Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.

(b)                                         Where any provision of a Transaction Document requires the Agent’s approval, that approval will not be effective unless and until it is provided in writing.

19.9                                 No reliance or other obligations and risk assumption

Each Transaction Party acknowledges and confirms that:

(a)                                          it has not entered into any Transaction Document in reliance on any representation, warranty, promise or statement made by or on behalf of any Finance Party;

(b)                                         in respect of the transactions evidenced by the Transaction Documents, no Finance Party has any obligations other than those expressly set out in the Transaction Documents; and

(c)                                          in respect of interest rates, exchange rates or commodity prices, no Finance Party is liable for any movement in interest rates, exchange rates or commodity prices or any information, advice or opinion provided by any Finance Party or any person on behalf of any Finance Party, even if:

(1)                                           provided at the request of a Transaction Party (it being acknowledged by each Transaction Party that those matters are inherently speculative);

(2)                                           relied on by a Transaction Party; or

(3)                                           provided incorrectly or negligently.

19.10                          Power of attorney

(a)                                          For consideration received, each Transaction Party irrevocably appoints the Agent and each Officer of the Agent as the attorney of the Transaction Party to, at any time following the occurrence of a Default:

(1)                                           execute and deliver all documents; and

(2)                                           do all things,

which are necessary or desirable to give effect to each Transaction Document.

(b)                                         An attorney appointed under clause 19.10(a) may appoint a substitute attorney to perform any of its powers.

20               General

20.1                                 Confidential information

A Finance Party must not disclose to any person:

(a)                                          any Document, Corporate and Project Budget or Financial Report; or

(b)                                         any information about any Transaction Party,

except:

(c)                                          in connection with a permitted assignment, novation under clause 18 or any participation, where the disclosure is made on the basis that the recipient of the information will comply with this clause 20.1 in the same way that the Finance Party is required to do;

(d)                                         to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction Documents;

(e)                                          to a country’s central bank, a country’s taxation office or any Government Agency requiring disclosure of the information;

(f)                                            in connection with the enforcement of its rights under the Transaction Documents;

(g)                                         where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(h)                                         if required by applicable law or the rules of any securities exchange; or

(i)                                             otherwise with the prior written consent of the relevant Transaction Party (that consent not to be unreasonably withheld).

20.2                                 Transaction Party to bear cost

Any thing which must be done by a Transaction Party under any Transaction Document, whether or not at the request of any Finance Party, must be done at the cost of the Transaction Party.

20.3                                 Notices

(a)                                          Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Transaction Document must be in legible writing and in English addressed to the party in accordance with its details set out in Schedule 1 or as specified to the sender by the party by notice.

(b)                                         If the sender is a company, any such notice or other communication must be signed by an Officer of the sender.

(c)                                          Any notice or other communication described in this clause 20.3 is regarded as being given by the sender and received by the addressee:

(1)                                           if by delivery in person or by recognized overnight courier, when delivered to the addressee;

(2)                                           if by post, on delivery to the addressee; or

(3)                                           if by facsimile, when received by the addressee in legible form,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)                                         Any notice or other communication described in this clause 20.3 can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(e)                                          A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 20.3(c) and informs the sender that it is not legible.

20.4                                 Governing law and jurisdiction

(a)                                          This agreement is governed by the laws of the State of Colorado and the laws of the United States of America which are applicable in the State of Colorado.

(b)                                         Each Transaction Party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Colorado.

(c)                                          Each Transaction Party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)                                         Each Transaction Party irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

20.5                                 Prohibition and enforceability

(a)                                          Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                         Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

20.6                                 Waivers

(a)                                          Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)                                         A failure or delay in exercise, or partial exercise, of:

(1)                                           a right arising from a breach of this agreement or the occurrence of an Event of Default; or

(2)                                           a Power created or arising on default under this agreement or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)                                          A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)                                         A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)                                          This clause may not itself be waived except in writing.

20.7                                 Variation

A variation of any term of this agreement must be in writing and signed by the parties.

20.8                                 Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Finance Party, Receiver or Attorney.

20.9                                 Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

20.10                          Counterparts

(a)                                          This agreement may be executed in any number of counterparts.

(b)                                         All counterparts, taken together, constitute one instrument.

(c)                                          A party may execute this agreement by signing any counterpart.

20.11                          Patriot Act

Each Finance Party and the Agent (for itself and not on behalf of any other Finance Party) hereby notifies the Transaction Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Transaction Party, which information includes the name and address of that Transaction Party and other information that will allow that Finance Party or the Agent, as applicable, to identify that Transaction Party in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, any information and take any actions as are reasonably requested by the Agent or any Finance Party in order to assist the Agent and the Finance Parties in maintaining compliance with the Patriot Act.

Schedules

Table of contents

Notice Details	69

Securities	70

[Officer’s certificate]/[Manager’s certificate]	71

Funding Notice	73

Promissory Note	74

Warrant Certificate	76

Guarantor Assumption Agreement	85

Schedule 1

Notice Details

Borrower	Neutron Energy, Inc.

Address	9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America

Attention	Edward M. Topham

Phone	+1 303 531 0470

Fax	+1 303 531 0519

Email	etopham@neutronenergyinc.com

Agent	RMB Resources Inc.

Address	7114 West Jefferson Avenue, Suite 100, Lakewood, Colorado 80235, United States of America

Attention	Rick Winters

Phone	+1 303 986 5135

Fax	+1 303 986 5136

Email	rick.winters@rmbresources.com

Financier	RMB Australia Holdings Limited

Address	Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia

Attention	Gregory Gay

Phone	+61 2 9253 6200

Fax	+61 2 9256 6291

Email	greg.gay@rmb.com.au

Schedule 2

Securities

1                                                   Borrower Securities

1                                                  The security agreement over all of the assets of the Borrower dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties.

2                                                  The mortgage over mineral rights and other property in Sandoval County dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties.

3                                                  The mortgage over mineral rights and other property in McKinley County dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties.

4                                                  The pledge agreement dated on or about the date of this agreement granted by the Borrower in favour of the Finance Parties in respect of the Borrower’s 51% member ownership interest in CRL.

5                                                  The Perfection Certificate of the Borrower and the related UCC-1 Financing Statement filed by the Agent on or around in the Office of the Delaware Secretary of State.

2                                                   Cebolleta Securities

1                                                  The security agreement over all of the assets of CRL to be granted by CRL in favour of the Finance Parties following completion under the Cebolleta Acquisition Agreement.

2                                                  The mortgage over mineral rights and other property in Cibola County to be granted by CRL and/or the Borrower in favour of the Finance Parties following completion under the Cebolleta Acquisition Agreement.

3                                                  The pledge agreement to be granted by the Borrower in favour of the Finance Parties in respect of the Borrower’s 100% member ownership interest in CRL, following completion under the Cebolleta Acquisition Agreement.

4                                                  The Perfection Certificate of CRL and the related UCC-1 Financing Statement to be filed by the Agent as soon as practicable following completion under the Ceboletta Acquisition Agreement in the Office of the Nevada Secretary of State.

Schedule 3

[Officer’s certificate]/[Manager’s certificate]

To:                     RMB Resources Inc.

I [insert name] am a [insert capacity - director/secretary] of each of [insert names of Transaction Parties] (the Company).

I refer to the facility agreement (Facility Agreement) dated [insert date] between Neutron Energy, Inc. (as Borrower), RMB Australia Holdings Limited (as Financier) and RMB Resources Inc. (as Agent).

A term defined in the Facility Agreement has the same meaning when used in this certificate.

I have been authorised by each Transaction Party to give this certificate.

I certify as follows:

1                                                   Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)                                          constituent documents: the memorandum and articles of association, by-laws, constitution or other constating documents of the Company;

(b)                                         [power of attorney: a duly executed power of attorney granted by the Company authorising execution of the Transaction Documents to which it is a party;] [to be included if applicable] and

(c)                                          [unanimous board consent] / [member’s resolution]: [unanimous written consent of the board of directors in lieu of a special meeting of the directors of the Company] / [resolutions of members of the Company] approving the execution and performance of its obligations under the Transaction Documents to which it is expressed to be a party [and the granting of the power of attorney referred to in paragraph (b) above][to be included if applicable].

2                                                   No revocation

Each document[, power of attorney] and resolution referred to in paragraph 1 is in full force and effect and has not been amended, modified or revoked.

3                                                   Officers

The following signatures are the true signatures of Officers of the Company who have been authorized by the Borrower’s Board of Directors to execute the Transaction Documents and to execute, deliver and file the Transaction Documents and such other documents and instruments necessary to complete the transactions contemplated by the Transaction Documents as at the date of this certificate:

Name	Position	Signature
(a) [insert name]	[insert details of position]
(b) [insert name]	[insert details of position]
(c) [insert name]	[insert details of position]

4                                                   Certification

(a)                                          As at the date of execution of each Transaction Document, the Company is solvent and will not become insolvent by entering into and performing its obligations under each Transaction Document to which is a party.

(b)                                         No Default has occurred and is continuing and no Default will arise as a result of the Funding Portion being provided by the Financier under the Facility Agreement.

(c)                                          As at the date of this certificate, no event has occurred and is continuing which has had or is likely to have a Material Adverse Effect.

(d)                                         As at the date of this certificate, each representation and warranty in the Facility Agreement is true and correct.

Signed:

[insert name and capacity — director/secretary]

Date:

Schedule 4

Funding Notice

To:                     RMB Resources Inc.

Attention: Rick Winters

We refer to the facility agreement (Facility Agreement) dated [insert date] between Neutron Energy, Inc. (as Borrower), RMB Australia Holdings Limited (as Financier) and RMB Resources Inc. (as Agent).

Under clause 4 of the Facility Agreement:

(a)                                          we give you notice that we wish to draw on [                 ] (Funding Date);

(b)                                         the aggregate amount to be drawn is US$[                 ];

(c)                                          particulars of the Funding Portion are:

Principal amount	Interest Period

90 days

(d)                                         The proceeds of the Funding Portion are to be used in accordance with clause 3.2 of the Facility Agreement.

(e)                                          We request that the proceeds be remitted to the Proceeds Account, details of which are as follows: [                     ];

(f)                                            We represent and warrant that no Default has occurred and is continuing or will result from the provision of any Funding Portion[, except as follows: [                 ], and we propose the following remedial action [                 ]].

(g)                                         As at the date of this certificate, no event has occurred and is continuing which has had, or is likely to have, a Material Adverse Effect.

(h)                                         As at the date of this certificate, each representation and warranty in the Facility Agreement is true and correct.

(i)                                             Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

Date:

Signed for and on behalf of
Neutron Energy, Inc.
by

Officer

Name (please print)

Schedule 5

Promissory Note

NEUTRON ENERGY, INC

PROMISSORY NOTE DUE 31 DECEMBER 2010

US$(1)	(2)
(3)

FOR VALUE RECEIVED, NEUTRON ENERGY, INC., a Nevada corporation (Borrower), promises to pay to the order of RMB AUSTRALIA HOLDINGS LIMITED, a company incorporated under the laws of Australia (Payee), on or before 31 December 2010, the lesser of (x)(4) (US$[(5)]) and (y) the Principal Outstanding in respect of the advance made by the Payee to the Borrower as the Funding Portion under the Facility Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount of this Promissory Note, from the date of this Promissory Note until paid in full, at the rates and at the times which are determined in accordance with the provisions of the Facility Agreement dated as of [insert date] by and among the Borrower, the Payee and RMB Resources Inc., a Delaware corporation, as agent for the Payee (Agent) (that Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the Facility Agreement, and terms defined in the Facility Agreement which are not otherwise defined in this Promissory Note have the same meaning in this Promissory Note as defined in the Facility Agreement).

This Promissory Note may evidence up to US$16,000,000 principal amount of the Commitment (plus capitalized interest), to which reference is made for a more complete statement of the terms and conditions under which the Commitment evidenced by this Promissory Note was made and is to be repaid.

All payments of principal and interest in respect of this Promissory Note must be made in United States Dollars, in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and must be delivered to the Agent at the times provided for in the Facility Agreement. Until notified in writing of the transfer of this Promissory Note, the Borrower and the Agent are entitled to take the Payee, or any person who has been identified by the transferor in writing to Borrower and the Agent as the owner and holder of this Promissory Note. Each of the Payee and any subsequent holder of this Promissory Note agrees, by its acceptance of this Promissory Note, that before disposing of this Promissory Note or any part or portion of it, it will make a notation in the annexure to this Promissory Note of all principal payments previously made under this Promissory Note and of the date to which interest due under this Promissory Note has been paid, provided, however, that the failure to make a notation of any payment made on this Promissory Note does not limit or otherwise affect the obligations of the Borrower under this Promissory Note with respect to payments of principal of or interest owing.

Whenever any payment on this Promissory Note is stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

(1)  Insert amount of the Funding Portion to which this Promissory Note relates in numbers.

(2)  Insert place of delivery this Promissory Note.

(3)  Insert the effective date of this Promissory Note.

(4)  In words insert amount of the Funding Portion to which this Promissory Note relates.

(5)  Insert amount of the Funding Portion to which this Promissory Note relates in numbers.

This Promissory Note is subject to mandatory prepayment and to prepayment at the option of Borrower as provided in clauses 3.4 and 3.5 of the Facility Agreement.

THE FACILITY AGREEMENT AND THIS PROMISSORY NOTE ARE GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO.

If a Default occurs, the unpaid balance of the principal amount of this Promissory Note, together with all accrued and unpaid interest on this Promissory Note, may become, or may be declared to be, due and payable in the manner, on the conditions and with the effect provided in the Facility Agreement.

The terms of this Promissory Note are subject to amendment only in the manner provided in the Facility Agreement.

This Promissory Note is subject to restrictions on transfer or assignment as provided in clause 18 of the Facility Agreement.

No reference in this Promissory Note to the Facility Agreement and no provision of this Promissory Note or the Facility Agreement will alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Promissory Note at the place, at the respective times, and in the currency prescribed in this Facility Agreement.

The Borrower promises to pay all costs and expenses, including attorneys’ fees, all as provided in clause 16.3 of the Facility Agreement, incurred in the collection and enforcement of this Promissory Note. The Borrower and any endorsers of this Promissory Note consent to renewals and extensions of time at or after the maturity of this Promissory Note, without notice, and waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand under this Promissory Note.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed and delivered by its Officer as of the date and at the place first written above.

NEUTRON ENERGY, INC.

By:

Title:

Schedule 6

Warrant Certificate

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W- [Insert Warrant number] [Insert number of Warrants issued]	WARRANT TO PURCHASE
Issued: [Insert date of issuance]	$0.001 PAR VALUE COMMON STOCK

Neutron Energy, Inc.

Warrant

THIS IS TO CERTIFY that for cash consideration of $10 and other value received, and subject to these terms and conditions, “RMB Australia Holdings Limited”, a company incorporated under the laws of Australia (“Lender”), or such other person or entity to which or whom this Warrant is transferred (the “Holder”), is entitled to exercise this Warrant to purchase [Insert Number of Warrant Shares] fully paid and non-assessable shares of Neutron Energy, Inc., a Nevada corporation (the “Company”), $0.001 par value per share common stock](the “Warrant Stock”), at a price per share of $                 stock (the Exercise Price”) (the number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.                                                Method of Exercise

1.1                                          Cash Exercise Right. This Warrant may be exercised by the Holder, at any time during the period (the “Exercise Period”) that (a) commences on the date of issue of this Warrant (b) ends on a date 48 months from the date of issue of this Warrant. During the Exercise Period the Holder may exercise this Warrant in whole or in part, by delivering to the Company at 9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America (or any other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (x) this Warrant certificate, (y) a certified or cashier’s cheque payable to the Company, or cancelled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the Purchase Price”), and (z) the Notice of Cash Exercise attached as Exhibit A duly completed and executed by the Holder. On exercise, the Holder will be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

1.2                                          Net Issuance Right. Despite the payment provisions described above, the Holder may elect to convert all or a portion of this Warrant into shares of Warrant Stock by surrendering this Warrant at the office of the Company at the address set out in Section 1. 1 and delivering to the Company the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company will issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set out in the following equation:

X = ((A - B) x C)/A where:

X                                               = the number of shares of Warrant Stock issuable on net issuance exercise pursuant to the provisions of this Section 1.2.

A                                               = the Fair Market Value (as defined below) of one share of Warrant Stock on the date of net issuance exercise.

B                                               = the Exercise Price for one share of Warrant Stock under this Warrant (as adjusted from time to time pursuant to Section 4 hereof).

C                                               = the number of shares of Warrant Stock as to which this Warrant is exercisable pursuant to the provisions of this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised as set out in the Notice of Net Issuance Exercise.

If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued on net issuance exercise pursuant to this Section 1.2.

“Fair Market Value” of a share of Warrant Stock means:

(a)                                 if the net issuance exercise is in connection with a transaction specified in Section 4.1, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company’s Board of Directors) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

(b)                                if the net issuance exercise is after the occurrence of the initial public offering of the Company’s Common Stock:

(1)                                  if the Company’s Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the ten business days immediately preceding the date of net issuance exercise multiplied by the number of shares of Common Stock into which such shares of Warrant Stock could be converted on the date of net issuance exercise, if such Warrant Stock is then convertible into Common Stock;

(2)                                  if the Company’s Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten market days immediately preceding the date of net issuance exercise multiplied by the number of shares of Common Stock into which shares of Warrant Stock could be converted on the date of net issuance exercise, if that Warrant Stock is then convertible into Common Stock; and

(c)                                in all other cases, the fair value as determined in good faith by the Company’s Board of Directors.

On net issuance exercise in accordance with this Section 1.2, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock determined in accordance with the foregoing.

2.                                       Delivery of Stock Certificates; No Fractional Shares

(a)                                 Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense will issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable shares of Warrant Stock to which the Holder will be entitled on the exercise of this Warrant, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder will for all purposes be deemed to have become the holder of record of the shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date this Warrant is exercised is a date when the stock transfer books of the Company are closed, a person will be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

(b)                                No fractional shares will be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company will pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company’s Board of Directors) on the date of exercise such fraction multiplied by the Exercise Price.

3.                                      Covenants as to Warrant Stock.

(a)                                  The Company covenants that at all times during the Exercise Period there will be reserved for issuance and delivery on exercise of this Warrant the number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, on their issuance, be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all pre-emptive rights, except restrictions arising (i) under federal and state securities laws, (ii) not by or through the Company, or (iii) by agreement between the Company and the Holder or its successors.

(b)

(i)                             The Company must use its best efforts to file a registration statement on Form S-1 or other available form in relation to all securities which are issuable on exercise of this Warrant (Registration Statement) concurrently with any initial public offering of the Company’s Common Stock.

(ii)                          The Company must use its best efforts to cause the Registration Statement to become effective within 6 months from the date on which it was filed.

(iii)                       A registration statement filed by the Company may deal solely with the securities which are issuable on exercise of this Warrant or may include those securities in any other registration statement relating to the registration of other securities of the Company.

(iv)                      The Company must register any securities under any applicable securities or “blue sky” laws of each State of the United States which the Lender reasonably requests.

4.                                       Adjustments; Termination of Warrant on Certain Events.

4.1                                Effect of Reorganization. On a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a “Reorganization”) during the Exercise Period, as a result of which the share holders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock, lawful provision will be made so that the Holder will then be entitled to receive, on exercise of this Warrant, the number of shares of securities of the successor corporation resulting from the Reorganization (and cash and other property), to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in the Reorganization if this Warrant had been exercised immediately before to the Reorganization. If the per share consideration payable to the Holder for shares in connection with any Reorganisation is in a form other than cash or marketable securities, then the value of the consideration will be determined in good faith by the Company’s Board of Directors. In each case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) will be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event on the exercise of this Warrant.

4.2                                Adjustments for Stock Splits, Dividends, Reclassification, etc.  If the Company issues any shares of the same class as the Warrant Stock as a stock dividend or subdivides the number of outstanding shares of the same class into a greater number of shares, then, in either case, the Exercise Price in effect before the dividend or subdivision will be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company contracts the number of outstanding shares of the same class as the Warrant Stock by combining shares of the same class into a smaller number of shares, then the Exercise Price in effect before that combination will be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant will be proportionately decreased. If the Company at any time while this Warrant, or any portion of this Warrant, remains outstanding and unexpired will, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant will then represent the right to acquire the number and kind of securities as would have been issuable as the result of a change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to the reclassification or other change and the Exercise Price will be appropriately adjusted all subject to further adjustments as provided in Section 4. Each adjustment in the number of shares of Warrant Stock issuable will be to the nearest whole share.

4.3                                Adjustment to Exercise Price for Dilutive Issues. In case the Company at any time or from time to time before or during the Exercise Period issues any shares of Warrant Stock (other than shares (x) issued as a stock dividend or stock split as provided in Section 4.2, (y) pursuant to exercise of options, warrants or other securities convertible into Warrant Stock and outstanding on the original issuance date of this Warrant or (z) pursuant to any equity compensation granted in the ordinary course to Company directors and employees) for a consideration per share that is less than the Exercise Price, then on the date of that issue the Exercise Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the per-share consideration received by the Company in that issue plus (ii) the product of the number of fully diluted shares of equity securities of the Company outstanding immediately before the issuance times the Exercise Price, divided by (b) the number of fully diluted shares of equity securities of the Company outstanding immediately after the issuance. In the case of the issuance of options to purchase or rights to subscribe for Warrant Stock, securities by their terms convertible into or exchangeable for Warrant Stock, or options to purchase or rights to subscribe for convertible or exchangeable securities, the following provisions shall apply:

(a)                                 the aggregate maximum number of shares of Warrant Stock deliverable on exercise of options to purchase or rights to subscribe for Warrant Stock will be deemed to have been issued at the time those options or rights were issued for a consideration equal to the consideration received by this corporation on the issuance of the options or rights plus the minimum purchase price provided in the options or rights for the Warrant Stock covered by the options or rights, but no further adjustment to the Exercise Price will be made for the actual issuance of Warrant Stock on the exercise of the options or rights in accordance with their terms;

(b)                                the aggregate maximum number of shares of Warrant Stock deliverable on conversion of or in exchange for any convertible or exchangeable securities or on the exercise of options to purchase or rights to subscribe for convertible or exchangeable securities and subsequent conversion or exchange of those securities will be deemed to have been issued at the time the securities were issued or the options or rights were issued for a consideration equal to the consideration received by this corporation for any convertible or exchangeable securities and related options or rights, plus the additional consideration, if any, to be received by this corporation on the conversion or exchange of those securities or the exercise of any related options or rights, but no further adjustment to the Exercise Price will be made for the actual issuance of Warrant Stock on the conversion or exchange of the securities in accordance with their terms;

(c)                                 if options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Warrant Stock issuable, on the exercise, conversion or exchange of those securities, the Exercise Price computed on the original issue thereof, and any subsequent adjustments, will, on that increase or decrease becoming effective, be recomputed to reflect the increase or decrease with respect to the options, rights and securities not already exercised, converted or exchanged before the increase or decrease became effective, but no further adjustment to the Warrant Price will be made for the actual issuance of Warrant Stock on the exercise of any options or rights or the conversion or exchange of those securities in accordance with their terms;

(d)                                on the expiration of any options or rights, the termination of any rights to convert or exchange or the expiration of any options or rights related to convertible or exchangeable securities, the Exercise Price will promptly be readjusted to the Exercise Price as would have been obtained had the adjustment which was made on the issuance of the options, rights or securities or options or rights related to those securities been made on the basis of the issuance of only the number of shares of Warrant Stock actually issued on the exercise of the options or rights, on the conversion or exchange of those securities or on the exercise of the options or rights related to those securities.

4.4                                Calculation of Consideration. In the case of an issue of additional shares of Warrant Stock for cash, the consideration received by the Company will be deemed to be the net cash proceeds received for the shares. In the case of an issue of additional shares of Warrant Stock for noncash consideration, the Company’s Board of Directors will determine the value of the consideration and the determination, unless shown by the Holder to have been made other than in good faith, will be conclusive.

4.5                                Certificate as to Adjustments. In the case of any adjustment in the Exercise Price or number and type of securities issuable on exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting out the adjustment in reasonable detail.

5.                                       Securities Laws Restrictions; Legend on Warrant Stock

(a)                                 This Warrant and the securities issuable on exercise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any transaction involving the securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that the transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that the transaction is exempt from registration. Despite any thing else contained in clause 5(a), the Company will not require the Holder to provide a legal opinion for transfers of this Warrant or the securities issuable on exercise of this Warrant if a transfer is made in full compliance with Rule 144 of the Securities Act.

(b)                                A legend setting out or referring to the restrictions in clause 5(a) will be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order will be placed on the books of the Company and with any transfer agent until the securities may be legally sold or otherwise transferred.

6.                                      Exchange of Warrant; Lost or Damaged Warrant Certificate. This Warrant is exchangeable on its surrender by the Holder at the office of the Company. On receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.                                      Notices of Record Date, etc.

In the event of.

(a)                                 any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right;

(b)                                any Reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company;

(c)                                 any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)                                any proposed issue or grant by the Company to the holders of Warrant Stock of any shares of stock of any class or any other securities, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(e)                                 any other event as to which the Company is required to give notice to any holders of Warrant Stock,

then the Company will mail to the Holder a notice specifying (1) in relation to clause 7(a), the date on which any record is to be taken, (ii) in relation to clause 7(b) and clause 7(c), the date on which any Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible will be entitled to exchange their shares for securities or other property deliverable on such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up, (iii) in relation to clause 7(d), the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date the proposed issue or grant and the persons or class of persons to whom the proposed issue or grant is to be offered or made, and (v) in relation to clause 7(e), in reasonable detail, the facts, including the proposed date, concerning any other event. Such notice shall be delivered to the Holder at least ten business days prior to the date specified in the notice.

8.                                       Miscellaneous.

8.1                                Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

8.2                                No Shareholder Rights. This Warrant does not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated in this Warrant; and no dividend or interest will be payable or will accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised.

8.3                                Notices. Unless otherwise provided, any notice under this Warrant will be given in writing and will be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set out in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at any such other address as such party may designate by twenty days’ advance written notice to the other party given in the foregoing manner.

If to the Holder:

To the address last furnished in writing to the Company by the Holder

If to the Company:

Neutron Energy, Inc.
9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America

Telephone: +1 303 531 0470
Fax: +1 303 531 0519

8.4                                Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8.4 will be binding on each future Holder and the Company.

8.5                                Governing Law; Jurisdiction; Venue. This Warrant will be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the City and County of Denver, Colorado, in connection with any action relating to this Warrant.

8.6                                Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Neutron Energy, Inc.

By:

Name:

Title:

Exhibit A - NOTICE OF CASH EXERCISE

To:                              Neutron Energy, Inc.

The undersigned hereby irrevocably elects to purchase [                ] shares of $                 per share par value common stock of Neutron Energy, Inc. (the “Company”) issuable on the exercise of the attached Warrant and requests that certificates for these shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if the number of shares set out in this notice are not all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of the shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that the shares of the common stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the undersigned represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Rule 501 (a) of the Securities Act.

[Payment enclosed in the amount of $            .]

[Company Debt cancelled in the amount of $            .]

Dated:

Name of Holder of Warrant:

(please print)

Address:

Signature:

Exhibit B - NOTICE OF NET ISSUANCE EXERCISE

To:                              Neutron Energy, Inc.

The undersigned hereby irrevocably elects to convert that amount of the attached Warrant as specified below into the specified number of shares of $                 per share par value common stock of Neutron Energy, Inc. (the “Company”) as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that certificates for the net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned agrees with and represents to the Company that the shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the undersigned represents that he, she or it (as the case may be) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act.

Dated:

Name of Holder of Warrant:

(please print)

Number of Shares to be Converted:

Address:

Signature:

Schedule 7

Guarantor Assumption Agreement

Date

Between the parties

CRL	Cibola Resources LLC of 9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America (CRL)

Financier	RMB Australia Holdings Limited of Level 13, 60 Castlereagh Street, Sydney, New South Wales 2000, Australia (Financier)

Agent	RMB Resources Inc. of 7114 West Jefferson Avenue, Suite 100, Lakewood, Colorado 80235, United States of America (Agent)

Background	1

Under clause 9.1 of the facility agreement dated [insert date] between Neutron Energy, Inc. (as Borrower), RMB Australia Holdings Limited (as Financier) and RMB Resources Limited (as Agent ) (Facility Agreement) CRL may become a Guarantor by execution of this agreement.

	2	CRL wishes to become a Guarantor on the terms and conditions set out in this agreement.

The parties agree	as set out in the Operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

This agreement witnesses as follows:

1                                                   Interpretation

Words and phrases defined in the Facility Agreement have the same meaning when used in this agreement.

2                                                   Guarantee

In consideration of, among other things:

(a)                                           forbearance by the Finance Parties to require repayment of the Secured Moneys in full; and

(b)                                          the payment by the Borrower to CRL of US$10 (receipt of which is acknowledged),

CRL will, from the date of this agreement, irrevocably and unconditionally guarantee to the Finance Parties the payment of the Secured Moneys on the terms contained in the Facility Agreement.

3                                                   Representations and warranties

CRL represents and warrants to, and for the benefit of each Finance Party, as set out in clauses 8.1 and 8.2 of the Facility Agreement, on the basis that:

(a)                                           each reference to a Transaction Party in clauses 8.1 and 8.2  of the Facility Agreement includes a reference to CRL (in its capacity as the Guarantor);

(b)                                          each reference to a Transaction Document includes this agreement and each other Transaction Document to which CRL is a party (in its capacity as the Guarantor); and

(c)                                           clauses 8.3 and 8.4 of the Facility Agreement apply to this clause 3 as if set out in full.

4                                                   Status of CRL

CRL agrees that it irrevocably becomes a ‘Guarantor’ and a ‘Transaction Party’ as defined in, and for all purposes under, the Facility Agreement as if named in and as a party to the Facility Agreement, and accordingly is bound by, and assume the rights and obligations under, the Facility Agreement as the Guarantor and a Transaction Party.

5                                                   Governing law

This agreement is governed by the laws of Colorado, United States of America.

6                                                   Benefit of agreement

This agreement is given in favour of and for the benefit of each:

(a)                                           Finance Party; and

(b)                                          Transaction Party,

under the Facility Agreement and their respective successors and permitted assigns.

7                                                   Address for notices

The details for CRL for service of notices are:

Address:             9000 East Nichols Avenue, Suite 225, Englewood, Colorado 80112, United States of America

Attention:           Edward M. Topham

Facsimile:          +1 303 531 0519

8                                                   Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Executed as an agreement

Guarantor

Signed for
Cibola Resources LLC
by its authorised signatories

sign here	/s/ Edward M. Topham
Authorised Signatory

print name	Edward M. Topham

sign here
Authorised Signatory

print name

Agent

Signed for RMB Resources Inc. by its authorised signatory

sign here	/s/ Richard A. Winters
Authorised Signatory

print name	Richard A. Winters

title	President

Financier

Signed for RMB Australia Holdings Limited by its attorney

sign here	/s/ Christopher Kamper
Attorney

print name	Christopher Kamper

in the presence of

sign here	/s/ Gary Huber
Witness

print name	Gary Huber

Signing page

Executed as an agreement

Borrower

Signed for
Neutron Energy, Inc.
by its authorised signatories

sign here	/s/ Edward M. Topham
Authorised Signatory

print name	Edward M. Topham

sign here
Authorised Signatory

print name

Agent

Signed for RMB Resources Inc. by its authorised signatory

sign here	/s/ Richard A. Winters
Authorised Signatory

print name	Richard A. Winters

title	President

Financier

Signed for RMB Australia Holdings Limited by its attorney

sign here	/s/ Christopher Kamper
Attorney

print name	Christopher Kamper

in the presence of

sign here	/s/ Gary C. Huber
Witness

print name	Gary C. Huber